                                                                    Exhibit 10.1


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                      Among

                           CASTLE DENTAL CENTERS, INC.

                                  as Borrower,

                             BANK OF AMERICA, N.A.,

                                    as Agent,

                                       and

                          THE LENDERS SIGNATORY HERETO

                            Dated as of July 19, 2002

                            $47,428,478.76 Term Loan

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE I Definitions and Accounting Matters .............................    2
Section 1.01      Terms Defined Above ....................................    2
Section 1.02      Certain Defined Terms ..................................    2
Section 1.03      Accounting Terms and Determinations ....................   15

ARTICLE II Loans .........................................................   15
Section 2.01      Restructure, Modification and Continuation of
                    Prior Debt ...........................................   15
Section 2.02      Fees ...................................................   15
Section 2.03      Notes ..................................................   16

ARTICLE III Payments of Principal and Interest ...........................   16
Section 3.01      Optional Prepayments of Loans ..........................   16
Section 3.02      Scheduled Principal Payments; Mandatory Prepayments
                    of Loans. ............................................   17
Section 3.03      Interest. ..............................................   18

ARTICLE IV Payments; Pro Rata Treatment; Computations; Etc. ..............   19
Section 4.01      Payments ...............................................   19
Section 4.02      Pro Rata Treatment .....................................   19
Section 4.03      Computations ...........................................   19
Section 4.04      Non-receipt of Funds by the Agent ......................   20
Section 4.05      Set-off, Sharing of Payments, Etc. .....................   20
Section 4.06      Taxes. .................................................   21

ARTICLE V Capital Adequacy ...............................................   23
Section 5.01      Capital Adequacy; Additional Costs. ....................   23

ARTICLE VI Conditions Precedent ..........................................   24
Section 6.01      Conditions to Restructure ..............................   24
Section 6.02      Conditions Precedent for the Benefit of Lenders ........   28

ARTICLE VII Representations and Warranties ...............................   28
Section 7.01      Corporate Existence ....................................   28
Section 7.02      Financial Condition ....................................   28
Section 7.03      Litigation .............................................   29
Section 7.04      No Breach ..............................................   29
Section 7.05      Authority ..............................................   29
Section 7.06      Approvals ..............................................   29
Section 7.07      Use of Loans ...........................................   29
Section 7.08      ERISA. .................................................   29
Section 7.09      Taxes ..................................................   30
Section 7.10      Titles, etc. ...........................................   30
Section 7.11      No Material Misstatements ..............................   31
Section 7.12      Investment Company Act .................................   31
Section 7.13      Public Utility Holding Company Act .....................   31


                                       I

Section 7.14      Subsidiaries ...........................................    31
Section 7.15      Location of Business and Offices .......................    31
Section 7.16      Defaults ...............................................    31
Section 7.17      Environmental Matters ..................................    32
Section 7.18      Compliance with the Law ................................    32
Section 7.19      Insurance ..............................................    32
Section 7.20      Management Services Agreements and Accounts Receivable
                    Purchase Agreements ..................................    32
Section 7.21      Restriction on Liens ...................................    33
Section 7.22      Material Agreements ....................................    33
Section 7.23      Hedging Agreements .....................................    33
Section 7.24      Security Instruments. ..................................    33
Section 7.25      Labor Relations ........................................    33

ARTICLE VIII Affirmative Covenants .......................................    34
Section 8.01      Reporting Requirements .................................    34
Section 8.02      Litigation .............................................    37
Section 8.03      Maintenance, Etc. ......................................    37
Section 8.04      Environmental Matters ..................................    38
Section 8.05      Further Assurances .....................................    38
Section 8.06      Performance of Obligations .............................    39
Section 8.07      ERISA Information and Compliance .......................    39
Section 8.08      Management Services Agreements and Accounts Receivable
                    Purchase Agreements ..................................    40
Section 8.09      Inspection of Property and Books and Records ...........    40
Section 8.10      Best Efforts to Prepay .................................    40
Section 8.11      Authorized Shares. .....................................    40

ARTICLE IX Negative Covenants ............................................    41
Section 9.01      Debt ...................................................    41
Section 9.02      Liens ..................................................    41
Section 9.03      Investments, Loans and Advances ........................    42
Section 9.04      Dividends, Distributions and Redemptions ...............    43
Section 9.05      Sales and Leasebacks ...................................    43
Section 9.06      Nature of Business .....................................    43
Section 9.07      Mergers, Etc ...........................................    43
Section 9.08      ERISA Compliance .......................................    43
Section 9.09      Asset Dispositions .....................................    44
Section 9.10      Ratio of Total Funded Debt to EBITDA ...................    45
Section 9.11      Capital Expenditures ...................................    46
Section 9.12      Minimum EBITDA .........................................    46
Section 9.13      Debt Service Coverage Ratio ............................    47
Section 9.14      Environmental Matters ..................................    48
Section 9.15      Transactions with Affiliates ...........................    48
Section 9.16      Subsidiaries ...........................................    48
Section 9.17      Negative Pledge Agreements .............................    49
Section 9.18      Other Agreements .......................................    49


                                       II


Section 9.19      Limitation on Certain Payments and Modifications of
                    Indebtedness; Cash Management. .......................    49
Section 9.20      Accounting Changes .....................................    49

ARTICLE X Events of Default; Remedies ....................................    49
Section 10.01     Events of Default ......................................    49
Section 10.02     Remedies. ..............................................    52

ARTICLE XI The Agent .....................................................    52
Section 11.01     Appointment, Powers and Immunities .....................    52
Section 11.02     Reliance by Agent ......................................    53
Section 11.03     Defaults ...............................................    53
Section 11.04     Rights as a Lender .....................................    53
Section 11.05     Indemnification ........................................    53
Section 11.06     Non-Reliance on Agent and other Lenders ................    54
Section 11.07     Action by Agent ........................................    54
Section 11.08     Resignation or Removal of Agent ........................    55

ARTICLE XII Miscellaneous ................................................    55
Section 12.01     Waiver .................................................    55
Section 12.02     Notices ................................................    55
Section 12.03     Payment of Expenses, Indemnities, etc. .................    55
Section 12.04     Amendments, Etc ........................................    58
Section 12.05     Successors and Assigns .................................    58
Section 12.06     Assignments and Participations. ........................    58
Section 12.07     Invalidity .............................................    59
Section 12.08     Counterparts ...........................................    59
Section 12.09     References .............................................    59
Section 12.10     Survival ...............................................    60
Section 12.11     Captions ...............................................    60
Section 12.12     No Oral Agreements .....................................    60
Section 12.13     Governing Law; Submission to Jurisdiction; Waiver of
                    Jury Trial. ..........................................    60
Section 12.14     Interest ...............................................    61
Section 12.15     Confidentiality ........................................    62
Section 12.16     Effectiveness ..........................................    62
Section 12.17     Binding Arbitration. ...................................    63
Section 12.18     Exculpation Provisions .................................    64
Section 12.19     Reaffirmation of Guaranty Agreement and Security
                    Agreement ............................................    64
Section 12.20     RELEASE AND COVENANT NOT TO SUE. .......................    65
Section 12.21     Tolling of Statute of Limitations ......................    66





                                       III

ANNEXES, EXHIBITS AND SCHEDULES

Annex I             - List of Maximum Credit Amounts

Exhibit A           - Form of Note
Exhibit B           - Form of Compliance Certificate
Exhibit C           - List of Security Instruments
Exhibit D           - Form of Subordination and Intercreditor Agreement
Exhibit E           - Form of Assignment and Acceptance
Exhibit F           - Form of Excess Cash Flow Certificate
Exhibit G           - Form of Cash Flow Differential Certificate
Exhibit H           - Form of Warrant
Exhibit I           - Form of Roisman Forbearance Agreement
Exhibit J           - Form of Castle Settlement Agreement
Exhibit K           - Form of Castle Severance Agreement

Schedule 1.1        - Acquired  Entities and Existing PC's
Schedule 2.02(c)    - Financing Fee Discount
Schedule 6.01(g)    - Additional Collateral
Schedule 6.01(q)    - Terms for Conversion of Subordinated Debt into Equity
Schedule 7.02       - Liabilities
Schedule 7.03       - Certain Litigation
Schedule 7.14       - Subsidiaries
Schedule 7.19       - Insurance
Schedule 7.20       - Management Services Agreements and Accounts
                        Receivable Purchase Agreements
Schedule 7.22       - Material Agreements
Schedule 7.23       - Hedging Agreements
Schedule 8.01(e)    - Reporting Regions
Schedule 8.05(b)    - Unperfected Assets
Schedule 9.01       - Debt
Schedule 9.02       - Liens
Schedule 9.03       - Investments, Loans and Advances



                                       IV

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 19, 2002 (the "Effective Date"), is among CASTLE DENTAL CENTERS, INC., a corporation formed under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), a national banking association (in its individual capacity, "Bank of America"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                 R E C I T A L S

         A. The Borrower, the Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 18, 1998, which amended and restated the Prior Agreement (as defined in Section 1.02), said Amended and Restated Credit Agreement being amended by First Amendment to Amended and Restated Credit Agreement dated as of July 20, 1999, by Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 1999, by Third Amendment to Amended and Restated Credit Agreement dated as of January 31, 2000 and by Fourth Amendment to Amended and Restated Credit Agreement dated as of December 31, 1999 (such Amended and Restated Credit Agreement as amended, the "Existing Agreement"), pursuant to which the Lenders agreed to make loans to and extensions of credit on behalf of the Borrower.

         B. The indebtedness arising under the Existing Agreement is evidenced by those certain promissory notes, one dated July 20, 1999 in the amount of $22,500,000 payable to Bank of America, one dated July 20, 1999 in the amount of $15,000,000 payable to BankBoston, N.A., one in the amount of $10,000,000 dated March 31, 1999 payable to Heller Financial, Inc., and one dated December 18, 1998 in the amount of $7,500,000 payable to AmSouth Bank (individually, an "Existing Note" and collectively, the "Existing Notes"), such indebtedness being
(i) secured by liens and security interests granted in favor of Agent (for the ratable benefit of the Lenders) pursuant to certain Security Instruments more fully described in the Existing Agreement executed by Borrower and certain of its Subsidiaries and (ii) guaranteed by certain Subsidiaries of Borrower pursuant to certain guaranty agreements each executed by such Subsidiaries as of December 18, 1998 (collectively, the "Guaranty Agreements") in favor of Agent and the Lenders.

         C. Borrower hereby acknowledges that as of December 18, 2000 (being the Revolving Credit Termination Date as defined in the Existing Agreement), the aggregate outstanding principal amount of the Existing Notes was converted into term loans payable in eight consecutive quarterly installments, each equal to 1/20th of the outstanding principal amount of the Existing Notes as of such date, with final payment of the remaining principal balance on the Existing Notes due on November 7, 2002.

         D. The Borrower hereby further acknowledges that certain Defaults and Events of Default under the Existing Agreement have occurred and are continuing, including, without limitation, Borrower's failure to make scheduled principal payments due on the Existing Notes in the aggregate amount of $13,569,000.

         E. In consideration of, among other things, the Borrower (i) arranging for the conversion of certain existing subordinate indebtedness into equity (ii) obtaining new subordinated loans of $1,700,000 and (iii) paying certain fees and expenses required under this Agreement, the Lenders are willing to restructure, modify and continue, but not extinguish, the indebtedness outstanding under the Existing Agreement pursuant to the terms and conditions set forth herein and in the documents delivered pursuant hereto.

         F. The parties hereto desire to amend the Existing Agreement as hereinafter provided and have agreed, for purposes of clarity and ease of administration, to amend the Existing Agreement and then restate the Existing Agreement in its entirety by means of this Agreement.

         G. In consideration of the mutual covenants and agreements and provisions and covenants contained herein, the Borrower, the Lenders and the Agent hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

                                   ARTICLE I
                       Definitions and Accounting Matters

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Agent," "Borrower," "Lender," "Lenders" and "Bank of America" shall have the meanings indicated above.

         Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Academy" shall mean Academy for Dental Assistants, Inc., a Florida corporation and a Wholly-Owned Subsidiary of Borrower.

         "Accounts Receivable Purchase Agreements" shall mean the Accounts Receivable Purchase Agreements either previously or hereafter entered into between an Acquired Entity, as seller, and Borrower or any Subsidiary, as buyer, in form and substance satisfactory to Agent.

         "Acquired Entity" shall mean the entities identified on Schedule 1.1 hereto and all entities (of whatever form) whose assets are acquired by the Borrower or any Subsidiary with the approval of Majority Lenders, and all new professional corporations, professional associations or other Persons which become a party to future Management Services Agreements and Accounts Receivable Purchase Agreements with Borrower or any Subsidiary permitted hereunder.

         "Additional Collateral" shall have the meaning set forth in Section 6.01(g).

         "Administrative Fee" shall have the meaning set forth in Section
2.02(a).

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Agreement" shall mean this Second Amended and Restated Credit Agreement, as the same may from time to time be amended or supplemented.

         "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders ($47,428,478.76), as the same may be reduced pursuant to this Agreement.

         "Annual Cash Flow Payment" shall have the meaning set forth in Section 3.02(b)(ii).

         "Applicable Lending Office" shall mean, for each Lender, the lending office of such Lender (or an Affiliate of such Lender) designated on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans are to be made and maintained.

         "Assignment" shall mean an Assignment and Acceptance in substantially the form of Exhibit E.

         "Bank Products" means any one or more of the following types of services or facilities extended to the Borrower or any Subsidiary by the Agent or any Affiliate of the Agent in reliance on the Agent's agreement to indemnify such Affiliate: (a) credit cards; (b) cash management or related services including the automated clearinghouse transfer of funds for the account of the Borrower or any Subsidiary pursuant to agreement or overdrafts; (c) Hedging Agreements; and (d) foreign exchange contracts.

         "Base Rate" shall mean, with respect to any Loan hereunder, for any day, the Prime Rate for such day plus 2%. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which commercial banks are authorized or required to close in Houston, Texas.

         "Capital Expenditures" shall mean, for any period and with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases that is capitalized on the balance sheet of such Person including in connection with a sale-leaseback transaction) by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capitalization" shall mean shareholder's equity plus Total Funded
Debt.

         "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock, membership interest, partnership interest or other equity participation in or of a Person and any and all warrants or options to purchase any of the foregoing.

         "Cash Flow Differential Certificate" shall have the meaning set forth in Section 8.01(g).

         "Cash Floor Limit" shall have the meaning set forth in Section 3.02(b)(ii).

         "Cash on Hand" shall mean, at any time, (i) all cash and cash equivalents as reflected on a consolidated balance sheet of the Borrower and its Subsidiaries and (ii) all investments by the Borrower and its Subsidiaries of the types permitted by Section 9.03(c), (d), (e) and (f).

         "Castle Florida" shall mean Castle Dental Centers of Florida, Inc., a Florida corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Castle Tennessee" shall mean Castle Dental Centers of Tennessee, Inc., a Tennessee corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Castle Texas" shall mean Castle Dental Centers of Texas, Inc., a Texas corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Castle Texas Holdings" shall mean Castle Texas Holdings, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Borrower.

         "Castle West" shall mean Castle Dental Centers of California, L.L.C., a Delaware limited liability company and Wholly-Owned Subsidiary of the Borrower.

         "CDC California" shall mean CDC of California, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Certificate of Designations" shall mean that certain Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock adopted by the Board of Directors of the Borrower on July 18, 2002 and filed with the Secretary of State of Delaware on July 19, 2002 (as amended or restated from time to time).

         "Change of Control" shall mean at any time, as a result of one or more transactions after the date of this Agreement, any Person or "group" of Persons acting in concert (other than the

Subordinated Lenders) shall have "beneficial ownership" of more than 51% of the outstanding voting securities of the Borrower (within the meaning of Section 13(d) or 14 (d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), provided that the relationships among the respective shareholders of the Borrower on the date of this Agreement shall not be deemed to constitute all or any combination of them as a "group".

         "Closing Date" shall mean July 19, 2002, provided that all conditions precedent set forth in Article VI have been satisfied or waived by the Majority Lenders by such date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Collateral" shall have the meaning set forth in Section 6.01(g).

         "Common Stock" the common stock, $.001 par value, of the Borrower.

         "Consolidated Net Income" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any nonrecurring gains or losses acceptable to the Majority Lenders and any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

         "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

         "Consolidated Working Capital" shall mean with respect to Borrower and its Consolidated Subsidiaries, the Current Assets of Borrower and its Consolidated Subsidiaries minus the Current Liabilities of Borrower and its Consolidated Subsidiaries all determined on a consolidated basis.

         "Current Assets" shall mean, with respect to any Person, all assets of such Person which, in accordance with GAAP, are required to be classified as current assets on a balance sheet of such Person.

         "Current Liabilities" shall mean, with respect to any Person, all liabilities which, in accordance with GAAP, are required to be classified as current liabilities on a balance sheet of such Person.

         "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt (as described in the other clauses of this definition) or Property of others; (ix) obligations to deliver goods or services in consideration of advance payments; and (x) all obligations of such Person under Hedging Agreements.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Deferred Interest" shall have the meaning set forth in Section
3.03(c).

         "Deferred Interest Rate" shall have the meaning set forth in Section 3.03(c).

         "Dentcor" shall mean Dentcor, Inc., a Florida corporation and a Wholly-Owned Subsidiary of Borrower.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBIT" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest and taxes.

         "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation and amortization.

         "Eligible Assignee" shall have the meaning set forth in Section
12.06(b).

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or Subsections (b), (c), (m) or (o) of Section 414 of the Code.

         "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Event of Default" shall have the meaning assigned such term in Section 10.01.

         "Event of Loss" means, with respect to any capital asset of the Borrower or any of its Subsidiaries, any of the following: (a) any loss, destruction or damage of such property, or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property by any Governmental Authority.

         "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases for rent and for compliance with the terms of leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments.

         "Excess Cash Flow" means, for each 12 month period ending March 31, (i) EBITDA for such period, less (ii) the sum of, without duplication, (A) Capital Expenditures during such period by the Borrower and its Subsidiaries (net of any proceeds relating to any financing with respect to such Capital Expenditures), plus (B) cash tax payments on or measured by income or capital (or changes therein) of the Borrower and its Subsidiaries during such period, plus (C) cash interest for such period, plus (D) scheduled principal payments on account of any Debt during such period, plus (E) any net increase in Consolidated Working Capital (excluding cash) from the prior 12 month period ending March 31, plus
(iii) any net decrease in Consolidated Working Capital (excluding cash) from the prior 12 month period ending March 31.

         "Excess Cash Flow Certificate" shall have the meaning set forth in
Section 8.01(g).

         "Excess Cash Flow Percentage" means 55%.

         "Existing PCs" means the affiliated dental practices identified on
Schedule 7.14 hereto.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

           "Final Maturity Date" shall mean the earlier to occur of (i) July 19, 2005 and (ii) the date that the Notes are accelerated pursuant to Section 10.02.

         "Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in
Section 7.02.

         "Financing Fee" shall have the meaning as set forth in Section 2.02(c).

         "Forbearance Agreement" shall have the meaning as set forth in Section 6.01(r).

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Agent or any Lender or any Applicable Lending Office.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Guarantors" shall mean each Subsidiary which may execute a Guaranty Agreement pursuant to Section 9.16.

         "Guaranty Agreement" shall mean an agreement executed by one or more Guarantors in form and substance satisfactory to the Agent guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

         "Hedging Agreements" shall mean any interest rate swap, cap, floor, collar, forward agreement or other protection agreements or any option with respect to any such transaction.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower or any Subsidiary to the Agent, any of the Lenders or any Affiliate of a Lender in connection with any Bank Products or the Loan Documents, now or hereafter entered into between the Borrower and the Lenders or any Affiliate of a Lender, and all renewals, extensions and/or rearrangements of any of the above.

         "Indemnified Parties" shall have the meaning assigned such term in
Section 12.03(a)(ii).

         "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Loans" shall mean the Prior Debt of all the Lenders as restructured, modified and continued hereunder, and a "Loan" shall mean such Prior Debt of a single Lender.

         "Loan Documents" shall mean this Agreement, the Notes, the Security Instruments and the Warrants.

         "Majority Lenders" shall mean Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

         "Management Services Agreements" shall mean Management Services Agreements (i) previously entered into between an Acquired Entity and Borrower or any Subsidiary and (ii) such agreements which are hereafter entered into between any Acquired Entity and Borrower or any Subsidiary which are in form and substance reasonably satisfactory to Lenders.

         "Material Adverse Effect" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis, or (iii) the rights and remedies of the Agent or Lenders under the Loan Documents taken as a whole.

         "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to this Agreement pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Monthly Date" shall mean the first day of each calendar month in each calendar year; provided if any such date is not a Business Day such Monthly Date shall be the next succeeding Business Day.

         "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "Net Proceeds" shall mean, in respect of any disposition or Event of Loss, the proceeds in cash received by the Borrower or any of its Subsidiaries with respect to or on account of such disposition or Event of Loss, net of: (a) in the case of a disposition, the reasonable direct costs (including, without limitation, broker's fees and commissions) of such disposition then payable by the recipient of such proceeds or, in the case of an Event of Loss, the reasonable direct costs of collecting insurance or other proceeds, in each case excluding amounts payable to the Borrower or any Affiliate of the Borrower, (b) sales, use and other taxes paid or payable by such recipient as a result thereof, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Debt secured by an Excepted Lien on the properties subject to such disposition, and (d) reasonable amounts required to be paid to non-Affiliates in order to obtain required consents to such disposition.

         "Notes" shall mean the Notes provided for by Section 2.03, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

         "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

         "Payment Default" means the Borrower's default in the payment or prepayment when due of any principal of or interest on any Loan, or any fees or other amount payable by it hereunder; provided, however, if such default is a default only on a payment of fees or expenses (other than fees under Section 2.02), no Payment Default shall occur unless such default continues unremedied for a period of 30 days.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Percentage Share" shall mean the percentage of the Aggregate Maximum Credit Amounts of a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum accruing during the period commencing on the date of occurrence of an Event of Default and ending when such Event of Default and all other Events of Default are cured or waived, equal to 3% per annum above the Base Rate as in effect from time to time, but in no event shall such rate exceed the Highest Lawful Rate.

         "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Principal Office" shall mean the principal office of the Agent, presently located at 901 Main Street, Dallas, Dallas County, Texas 75202.

         "Prior Credit Agreement" shall mean that certain Credit Agreement dated as of November 7, 1997 among the Borrower, the Agent, and the lenders party thereto, as amended and supplemented prior to the Existing Agreement.

         "Prior Debt" shall mean the outstanding Debt under the Prior Credit Agreement and the Existing Agreement.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Quarterly Dates" shall mean the fifteenth day of each March, June, September, and December, in each year, the first of which shall be September 15, 2002; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Reporting Region" shall have the meaning as set forth in Section 8.01(e).

         "Required Payment" shall have the meaning assigned such term in Section 4.04.

         "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

         "Restricted Payments" shall have the meaning set forth in Section 9.04.

         "Restructuring Fee" shall have the meaning ascribed to such term in
Section 2.02(b).

         "Restructured Amount" shall have the meaning ascribed to such term in
Section 2.01.

         "Roisman" shall collectively refer to Leon D. Roisman, D.M.D., Leon D. Roisman, D.M.D., Inc. and Roisman Acquisition Company.

         "Sale Date" shall mean the first date on which all of the original Lenders signing this Agreement (other than Heller Financial, Inc.) shall have assigned, or granted a participation, in all of their rights and obligations under this Agreement and the Warrants issued to them.

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "Security Instruments" shall mean the agreements or instruments described or referred to in Exhibit C, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes or this Agreement, as such agreements may be amended, supplemented or restated from time to time.

         "Senior Funded Debt" shall mean, at any date and with respect to the Borrower and its Subsidiaries, all Debt for borrowed money (excluding Debt expressly subordinated to the Indebtedness in form and substance satisfactory to the Lenders), any capital lease obligations and any guaranty with respect to Senior Funded Debt of another Person.

         "Series A-2 Preferred Stock" shall mean the Borrower's Series A-2 Convertible Preferred Stock, par value $.001 per share, having the designations, preferences and rights described in the Certificate of Designations.

         "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g., a sole general partner controls a limited partnership).

         "Stockholders Agreement" shall mean that certain Stockholders Agreement executed by and among the Borrower, each Lender and the Subordinate Lenders dated as of July 19, 2002.

         "Subordinated Debt" shall mean Debt of the Borrower or any Subsidiary described on Schedule 9.01 that is subordinated to the Indebtedness pursuant to a subordination agreement in the form of Exhibit D.

         "Subordinate Lenders" shall have the meaning set forth in Section 6.01(p).

         "Subordination Agreement" shall have the meaning set forth in Section 6.01(p).

         "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Taxes" shall have the meaning assigned such term in Section 4.06(a).

         "Total Funded Debt" shall mean Senior Funded Debt plus all debt expressly subordinated to the Indebtedness.

         "Unperfected Assets" shall have the meaning set forth in Section
8.05(b).

         "Warrants" shall have the meaning set forth in Section 6.01(n)(i).

         "Wholly-Owned Subsidiary" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

         Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II
                                     Loans

         Section 2.01 Restructure, Modification and Continuation of Prior Debt. The aggregate unpaid principal balance of the Prior Debt as of the Effective Date is $45,230,000. As of the Effective Date, accrued and unpaid interest on the Prior Debt equals $2,162,838.13, of which $1,860,465.05 is accrued interest in excess of the pre-default rate (the "Default Interest"), the amount of unpaid obligations with respect to the Hedging Agreements is $347,678.89 (the "Hedge Obligations") and the aggregate amount all other obligations owing to the Agent and Lenders with respect to the Prior Debt is $1,490,334.82 (the "Other Obligations"). On or prior to the Effective Date, Borrower shall pay to Agent and Lenders (i) all accrued and unpaid interest owing on the Prior Debt, other than the Default Interest, in the amount of $302,373.08 plus (ii) the sum of $1,500,000 (inclusive of a $500,000 expense reimbursement previously paid to the Agent) which shall be applied to the repayment in part of the Other Obligations. Subject to the terms and conditions of this Agreement, the Lenders hereby agree to restructure, modify and continue the principal balance of the Prior Debt, the Default Interest, the Hedge Obligations and any remaining Other Obligations as single tranche term Loans in the original aggregate principal amount of $47,428,478.76 (the "Restructured Amount"), which Loans shall be repayable in accordance with the terms of this Agreement and the Notes.

         Section 2.02 Fees.

                 (a) Administrative Fee. Until the Loans are repaid in full, the Borrower shall pay an annual administrative fee to the Agent for the Agent's own account in the amount of $25,000 ("Administrative Fee") with the first payment of such fee due on the Closing Date and a like amount to be due and payable on each anniversary of the Closing Date.

                 (b) Restructuring Fee. Effective as of the Closing Date, the Agent and Lenders hereby waive all defaults and events of default which have occurred and are continuing under the Existing Agreement. In partial consideration of the waiver of such defaults and events of defaults and in order to induce the Lenders to agree to the restructuring, modification and continuation of the Prior Debt as contemplated hereby, the Borrower shall pay to the Agent for the account of the Lenders a restructuring fee in the amount of $474,284.79, being 1% of the Restructured Amount (the "Restructuring Fee"), which Restructuring Fee shall be payable in four equal quarterly installments of $118,571.20 each plus accrued interest thereon at the Base Rate or Post-Default Rate (as applicable), with the first such installment plus interest at the Base Rate being due on September 19, 2002, and the second, third and fourth installments being due on December 19, 2002, March 19, 2003, and June 19, 2003 respectively. The Restructuring Fee shall be fully earned by the Lenders as of the Closing Date.

                 (c) Financing Fee. In partial consideration of the waiver of defaults under the Existing Agreement granted under Section 2.02(b) above and in order to induce Lenders to agree to the restructuring, modification and continuation of the Prior Debt as contemplated hereby, the Borrower shall pay to the Agent for the account of each Lender a Financing Fee in the amount of $1,897,139.15 being 4% of the Restructured Amount (the "Financing Fee"), which Financing Fee shall be payable in full without interest on the Final Maturity Date. The Financing Fee shall be fully earned by the Lenders as of the Closing Date. The Financing Fee shall be discounted as provided in Schedule 2.02(c) to this Agreement if the aggregate principal amount of the Loans is reduced to the amounts, and by the dates, specified therein.

         Section 2.03 Notes. The Loan of each Lender shall be evidenced by a single replacement promissory note of the Borrower in substantially the form of Exhibit A, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date and amount of each Lender's Loan and all payments made on account of the principal thereof, shall be recorded by such Lender on its books, and, prior to any transfer, may be endorsed by such Lender on the schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loan or affect the validity of such transfer by any Lender of its Note.

                                  ARTICLE III
                       Payments of Principal and Interest

         Section 3.01 Optional Prepayments of Loans. 1. The Borrower may prepay the Loans in whole or in part upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $10,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent. As a condition to any optional prepayment, interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.

                 (b) Notwithstanding the foregoing, if the Borrower should voluntarily prepay the Loans in their entirety, Borrower shall pay to the Agent, for the benefit of the Lenders the then unpaid amount of the Restructuring Fee plus accrued and unpaid interest thereon and the Financing Fee as discounted in accordance with Schedule 2.02(c).

         Section 3.02 Scheduled Principal Payments; Mandatory Prepayments of Loans.

                 (a) Scheduled Principal Payments. The Notes shall be payable in quarterly principal installments on the dates and in the amounts set forth below:

                                         2003           2004            2005
                                         ----           ----            ----

         March 31                   $   500,000      $1,000,000     $1,625,000
         June 30                    $   500,000      $1,000,000
         September 30               $   500,000      $1,000,000
         December 31                $   500,000      $1,000,000

The final payment of the remaining principal balance of the Notes and any other amounts owing on the Loans and not previously paid shall be due on the Final Maturity Date.

                 (b)  Mandatory Prepayments.

                      (i) Upon receipt by the Borrower or any of its Subsidiaries, the Borrower shall prepay the Loans in an amount equal to 50% of the cash proceeds (net of underwriting discounts and commissions or underwriting or placement fees, investment banking fees, legal fees, accounting fees, and other customary fees, commissions, expenses and costs associated therewith and net of taxes paid or payable as a result thereof) of any sale of equity securities by the Borrower or any of its Subsidiaries; provided, however, that no such prepayment shall be required with respect to any equity securities issued by any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower.

                      (ii) Commencing with the 12 month period ended March 31, 2003, the Borrower shall prepay the Loans in an amount equal to the Excess Cash Flow Percentage of the Excess Cash Flow (the "Annual Cash Flow Payment") as follows:

                      (A) On or prior to April 30 of each year, the Borrower shall pay the Annual Cash Flow Payment in full, except that if, after giving effect to such payment, Borrower's Cash on Hand on the date of such payment would be less than $3,000,000 (such amount being referred to herein as the "Cash Floor Limit"), the Borrower may defer payment of such portion of the Annual Cash Flow Payment as is necessary to maintain the Cash Floor Limit as provided below; and

                      (B) For so long as any portion of the Annual Cash Flow Payment remains unpaid as provided above, then on the last Business Day of each successive month the Borrower shall pay the deferred portion (if any) of the Annual Cash Flow Payment in full, except that if, after giving effect to such payment, Borrower's Cash on Hand on the date of such payment would be less than the Cash Floor Limit, then the Borrower may further defer to the next month payment of such portion of the Annual Cash Flow Payment as is necessary to maintain the Cash Floor Limit.

                      (iii) Upon any (A) Event of Loss resulting in Net Proceeds of $25,000 or more with respect to which Borrower (or its Subsidiaries) have determined not to repair or replace the Property which is the subject of the Event of Loss, or (B) sale or series of related sales of assets by the Borrower or any of its Subsidiaries undertaken pursuant to Section 9.09(b) or as otherwise permitted by a waiver by the Lenders to this Agreement, the Borrower shall prepay the Loans in an amount equal to 100% of the Net Proceeds of (y) each such Event of Loss, or
         (z) each such sale, in each case, if and to the extent that Net Proceeds received by the Borrower or its Subsidiaries from such sale or series of related sales of assets exceeds $100,000 in the aggregate for all such sales in any fiscal year.

                      (iv) Prepayments of the Loans pursuant to this Section 3.02(b) shall be applied to the principal amounts outstanding on the Loans in inverse order of maturity.

         Section 3.03 Interest.

                 (a) Interest Rates. The Borrower will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan for the period commencing on the Closing Date, but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Base Rate (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

                 (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender, interest at the Post-Default Rate on any principal of any Loan, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default and ending when such Event of Default and all other Events of Default are cured or waived.

                 (c) Deferred Interest Rate. In addition to the Base Rate and (if applicable) the Post-Default Rate and subject at all times to Section 12.14 hereof , the outstanding principal balance of each Loan shall accrue additional interest from the Closing Date until paid at the rate of 4 1/2% per annum ("Deferred Interest Rate"). All accrued interest at the Deferred Interest Rate ("Deferred Interest") shall be immediately due and payable only upon the occurrence of a Payment Default and shall continue to accrue and will be payable as it accrues for all periods following any Payment Default until paid in full. If a Payment Default has not occurred prior to July 19, 2005, and the Indebtedness is paid in full on or prior to July 19, 2005, then (i) no Deferred Interest shall ever become due or payable and (ii) all accrued and unpaid Deferred Interest shall be deemed extinguished and forgiven. If the Loans are accelerated in accordance with Section 10.02(a), but no Payment Default has occurred concurrently therewith or prior thereto, so long as Borrower continues to make the regularly scheduled payments required under this Agreement with respect to the Loans as though no such acceleration had occurred, then Deferred Interest shall not become due and payable. Notwithstanding any provision herein to the contrary, the total amounts due to all Lenders for Deferred Interest shall not exceed $4,500,000.

                 (d) Due Dates. Accrued interest on the Loans at the Base Rate shall be payable monthly in arrears commencing on August 1, 2002, and on each Monthly Date thereafter. All interest hereunder at the Post-Default Rate shall be payable from time to time on demand. Deferred Interest shall be payable as provided in
Section 3.03(c).

                 (e) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties. Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for, charging, reserving, collecting or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the Highest Lawful Rate of interest that may be contracted for, charged, reserved, collected or received by such Lender, and in such event the Borrower shall pay such Lender interest at the Highest Lawful Rate.

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Computations; Etc.

         Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Dallas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

         Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each payment of the Restructuring Fee, the Financing Fee or other fees under Section 2.02 shall be made for account of the Lenders pro rata in accordance with their Percentage Share; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

         Section 4.03 Computations. All computations of interest for the Loans and fees hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until, but excluding, the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate.

         Section 4.05   Set-off, Sharing of Payments, Etc.

                 (a) Upon the occurrence and during the continuance of an Event of Default, the Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                 (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

         Section 4.06   Taxes.

                 (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent, or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent, or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law and provide the relevant Lender with a receipt thereof.

                 (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "Other Taxes").

                 (c) Indemnification. To The Fullest Extent Permitted By Applicable Law, The Borrower Will INDEMNIFY Each Lender And The Agent For The Full Amount Of Taxes And Other Taxes (Including, But Not Limited To, Any Taxes or Other Taxes Imposed by any Governmental Authority on amounts payable under This Section 4.06) paid by such Lender or the Agent (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless the payment of such Taxes was not correctly or legally asserted and such Lender's

Payment of such Taxes or Other Taxes was the result of its gross negligence or wilfull misconduct. Any Payment pursuant to such indemnification shall be made within thirty (30) Days after the date any Lender or the Agent, as the case may be, makes written demand therefor. If any lender or the Agent receives a refund or credit in respect of any taxes or Other Taxes for which such Lender or the Agent has received payment form the Borrower it shall promptly notify the Borrower of such refund or credit and shall, if no default has occurred and is continuing, within thirty (30) days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refung or credit pursuant hereto), pay an amount equal to such refund or credit to the Borrower without interest (but with any interest so refunded or credited), provided that the Borrower, upon the request of such Lender or the Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such lender or the Agent in the event such Lender or the Agent is required to repay such refund or credit.

                 (d)    Lender Representations.

                        (i) EachLender represents that it is either (1) a banking association or corporation organized under the laws of the United States of America or any state thereof or (2) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI or W-8BEN or, in the case of a Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, a form W-8BEN, or other equivalent successor form, as appropriate, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Note payable to it, without deduction or withholding of any U.S. federal income taxes and
         (ii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower and the Agent. In addition, each Lender agrees that if it previously filed a Form W-8ECI or W-8BEN, it will deliver to the Borrower and the Agent a new Form W-8ECI or W-8BEN, as applicable, prior to the first payment date occurring in each of its subsequent taxable years. Each Lender which delivers to the Borrower and the Agent a Form W-8ECI or W-8BEN, or other equivalent successor form, as appropriate, further undertakes to deliver to the Borrower and the Agent two further copies of such form, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form W-8ECI or W-8BEN that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form W-8ECI or W-8BEN satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                  (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to Taxes imposed by the United States which Taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                  (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                    ARTICLE V
                                Capital Adequacy

         Section 5.01 Capital Adequacy; Additional Costs.

                (a) Capital Adequacy. The Borrower shall pay directly to any Lender pursuant to the procedure set forth in Section 5.01(b) such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Note or its Loan, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(a) as promptly as practicable after it determines to request such compensation.

         (b) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Changes or of the effect of capital maintained, on its costs or rate of return of maintaining its Loan or on amounts receivable by it in respect of its Loan, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty
(30) days of the receipt by the Borrower of the notice described in this Section 5.01(b).

                                   ARTICLE VI
                              Conditions Precedent

     Section 6.01 Conditions to Restructure. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of the Agent and the Lenders prior to the Closing Date under the Existing Agreement, the Lenders shall not be required to restructure, modify and continue the Prior Debt as Loans under this Agreement unless and until each of the following conditions has been satisfied or waived and, in the case of documents to be delivered, the Agent has received all of the following, in form and substance reasonably satisfactory to the Agent and each Lender, with sufficient copies for each Lender:

         (a) This Agreement and the Loan Documents contemplated hereby have been executed by each party thereto.

         (b) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

         (c) A certificate of the Secretary or an Assistant Secretary of each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Guarantor (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and
(iv) the articles or certificate of incorporation and bylaws of such Guarantor, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from such Guarantor to the contrary.

         (d) Certificates of the appropriate state agencies with respect to the organizational existence, qualification and good standing of the Borrower and Subsidiaries.

         (e) A compliance certificate which shall be substantially in the form of Exhibit B, duly and properly executed by a Responsible Officer and dated as of the Closing Date.

         (f) The Notes, duly completed and executed.

         (g) The Security Instruments as necessary to preserve in favor of the Agent a legal, valid and enforceable first (except for Excepted Liens entitled to priority under applicable law) security interest in and lien upon the collateral described in the existing Security Instruments and the additional collateral described in Schedule 6.01(g) ("Additional Collateral"), such collateral described in the existing Security Instruments and the Additional Collateral being collectively referred to as "Collateral"), together with:

             (i) written advice relating to such Lien and judgment searches as the Agent shall have reasonably requested with respect to any of the Collateral, and such termination statements or other documents, including payoff letters, as may be necessary to release any Lien in favor of any Person not otherwise permitted by Section 9.02;

             (ii) evidence that all other actions necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the first priority security interest created by the Security Instruments have been taken; and

             (iii) evidence that the Agent is named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance (excluding directors and officers insurance and malpractice insurance), required by the Security Instruments and hereunder.

             (h) An opinion of Haynes and Boone, L.L.P., counsel to the Borrower, in form and substance satisfactory to the Agent, as to such matters incident to the transactions herein contemplated as the Agent may reasonably request.

             (i) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19.

             (j) Payment by the Borrower (out of its Cash on Hand) of the following interest, fees, costs and expenses to the extent then due and payable on the Closing Date:

                 (i) $1,500,000 (inclusive of a $500,000 expense reimbursement payment previously paid to the Agent) to be applied first to unpaid professional fees and expenses, including reasonable attorneys' fees and expenses incurred by the Agent and Lenders in connection with the transactions contemplated hereby, and second to principal due on the Prior Debt prior to the Closing Date;

                 (ii) the first Administrative Fee due to Agent in the amount of $25,000; and

                 (iii) all accrued and unpaid interest due on the Prior Debt as of the Closing Date other than the Default Interest.

             (k) A certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, stating that:

                 (i) the representations and warranties contained in Article VII are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                 (ii) no Default or Event of Default exists under this Agreement.

             (l) A copy of the Financial Statements and detailed projections of the Borrower and its Subsidiaries for the period ending December 31, 2005;

             (m) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

             (n) The following actions and documentation shall have been completed:

                 (i) Borrower shall have issued to each Lender or its designee a Warrant in the form attached as Exhibit H hereto (each, a "Warrant," and collectively, the "Warrants"), providing the Lenders or their designees with warrants to purchase an aggregate of 60,859 shares of Series A-2 Preferred Stock on such terms as are specified therein;

                   (ii) Borrower, each Lender and the Subordinate Lenders shall have entered into the Stockholders Agreement and a Registration Rights Agreement, each on such terms and conditions satisfactory to Lenders;

                   (iii) Borrower shall have filed with the Secretary of State of Delaware the Certificate of Designations, which will contain terms and conditions satisfactory to Lenders;

                   (iv) Borrower shall have obtained from its stockholders having the voting power to amend the Borrower's Certificate of Incorporation and, if necessary, Bylaws, a voting agreement to accomplish the actions set forth in Section 8.11(a); and Borrower shall have taken all appropriate corporate action necessary to authorize each of the documents and instruments referenced in this Section 6.01(n).

               (o) The Borrower and its Subsidiaries shall have established lock box accounts with the Agent providing for the deposit of all collections of receivables;

               (p) Borrower shall have obtained from Heller Financial, Inc., Midwest Mezzanine Fund II, L.P. and James Usdan ("Subordinate Lenders") $1,700,000 of unsecured subordinated loans on terms and conditions acceptable to Agent, and the Agent, the Subordinate Lenders, the Borrower and the Guarantors shall have entered into a subordination agreement in the form attached as Exhibit D hereto (the "Subordination Agreement");

               (q) The current holders of all Subordinated Debt existing prior to the Closing Date, shall have as of the Closing Date, converted all such existing Subordinated Debt into equity of the Borrower in accordance with the terms set forth in Schedule 6.01(q) hereto and otherwise on terms and conditions satisfactory to Agent and the Lenders;

               (r) Borrower, CDC California and Castle West, and Roisman shall have entered into a Forbearance Agreement in the form attached as Exhibit I hereto (the "Forbearance Agreement") providing Roisman with a series of monthly payments in exchange for Roisman's agreement to forbear from exercising any rights, remedies and recourse against CDC California and Castle West in connection with that certain judgment against CDC California and Castle West.

               (s) Borrower, Castle Texas and Castle Dental Associates of Texas, P.C., and Jack H. Castle, D.D.S. and the Estate of Jack H. Castle, D.D.S. (collectively, "Estate of Castle") shall have entered into a Settlement Agreement in the form attached as Exhibit J hereto providing for the Estate of Castle to release all claims against Borrower, Castle Texas, Castle Dental Associates of Texas, P.C. and Lenders under that certain deferred compensation agreement dated December 18, 1995.

               (t) Borrower, Jack H. Castle, Jr. ("Castle, Jr.") and Goforth, Inc. ("Goforth") shall have entered into the Severance Agreement in the form attached as Exhibit K hereto providing for (i) a severance package to Castle, Jr. and (ii) the payment of back rent, current rent and other amounts owing to Goforth under a certain lease agreement in exchange for (1) Castle,

Jr. terminating any employment or other relations with Borrower or any Subsidiary of Borrower and (2) Goforth releasing claims arising out of such lease agreement.

         Section 6.02 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to restructure, modify and/or continue the Prior Debt are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to restructure, modify and/or continue any Loan in the absence of strict compliance with such conditions precedent.

                                  ARTICLE VII
                         Representations and Warranties

         The Borrower represents and warrants to the Agent and the Lenders as follows:



         Section 7.01 Corporate Existence. Each of the Borrower and each
Subsidiary: (i) is a corporation or limited liability company duly organized, legally existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or limited liability company power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

         Section 7.02 Financial Condition. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2001 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Price Waterhouse Coopers, L.L.P. heretofore furnished to the Agent and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at May 31, 2002 and their related consolidated statements of income and cash flow of the Borrower and its Consolidated Subsidiaries for the 5 month period ended on such date heretofore furnished to the Agent, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the 5 month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since May 31, 2002, there has been no change or event having a Material Adverse Effect. Since the latest date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

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

         Section 7.03 Litigation. There is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, except as disclosed in Schedule 7.03.

         Section 7.04 No Breach. After giving effect to Section 2.02(b), no Default or Event of Default exists or would result from the restructuring of the Prior Debt as contemplated thereby. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such material agreement or instrument other than the Liens created by the Loan Documents.

         Section 7.05 Authority. The Borrower and each Subsidiary have all necessary corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms.

         Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

         Section 7.07 Use of Loans. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Prior Debt has been used to buy or carry any margin stock.

         Section 7.08 ERISA.

               (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

               (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

            (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

            (d) No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

            (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

            (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

            (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

            (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

            (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

    Section 7.09 Taxes. Each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

    Section 7.10 Titles, etc.

                (a) Each of the Borrower and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02.

                (b) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

                (c) The licenses, rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                 (d) All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

         Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole.

         Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14, the Borrower has no Subsidiaries and has no equity investments in any other Person.

         Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
Schedule 7.14.

         Section 7.16 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect.

         Section 7.17 Environmental Matters. Except as would not have a Material Adverse Effect, neither any Property of the Borrower nor any Subsidiary nor the operations conducted thereon violate any law, order or requirement of any court or Governmental Authority or any Environmental Laws.

         Section 7.18 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

         Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. Except as disclosed in Schedule 7.19, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in
Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. In the event that a new Subsidiary is formed and an advance is requested under the Loans, and the Lenders approve such advance, Borrower will provide the Agent with a new, updated Schedule 7.19.

         Section 7.20 Management Services Agreements and Accounts Receivable Purchase Agreements. The Management Services Agreements and Account Receivable Purchase Agreements listed on Schedule 7.20 hereto are valid, binding and enforceable against the parties thereto. The Borrower has the right to grant, and has granted, an enforceable Lien on the Borrower's right to receive proceeds under the Management Services Agreements and the receivables purchased under the Accounts Receivable Purchase Agreements pursuant to the Security Instruments. The Borrower has obtained all consents from Governmental Authorities necessary to perform under the Management Services Agreements, the failure of which to obtain could have a Material Adverse Effect. Schedule 7.20 lists any security agreements which have been executed by Existing PCs in favor of the Borrower or any Subsidiary and are currently in effect.

         Section 7.21 Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties, except for Property subject to Liens permitted under Section 9.02.

         Section 7.22 Material Agreements. Set forth on Schedule 7.22 hereto is a complete and correct list of all material credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries in excess of $250,000, and all obligations of the Borrower or any of its Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Subsidiary in excess of $250,000, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation.

         Section 7.23 Hedging Agreements. Schedule 7.23 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

         Section 7.24 Security Instruments.

                 (a) The provisions of each of the Security Instruments (other than the Guaranties and similar non-Lien creating instruments) are effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title, and interest of the Borrower and its Subsidiaries, as applicable, in the collateral described therein and to the extent permitted or provided for by applicable law; and the Agent for the benefit of the Lenders has a perfected first priority security interest or otherwise enforceable Lien in all right, title, and interest of the Borrower and its Subsidiaries, as applicable, in the Collateral, as provided for by applicable law and subject only to Excepted Liens or as otherwise specified in the Security Instruments.

                 (b) All representations and warranties of the Borrower and its Subsidiaries contained in the Security Instruments are true and correct.

         Section 7.25 Labor Relations. There are no strikes, lockouts or other material labor disputes against the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, threatened against any of them before any Governmental Authority. The Borrower is not a party to any collective bargaining agreements or contracts and no union representation exists and, to the Borrower's knowledge, no union organizing activities are taking place.

                                  ARTICLE VIII
                              Affirmative Covenants

         The Borrower covenants and agrees that until payment in full of the Loans, all interest thereon and all other amounts payable by the Borrower hereunder and unless prior written consent is obtained from the Majority
Lenders:

         Section 8.01 Reporting Requirements. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the
Lenders:

                (a) Annual Financial Statements. As soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                (b) Quarterly Financial Statements. As soon as available and in any event within 50 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                (c) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each calendar month, the Borrower-prepared consolidated and consolidating statements of income and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year end audit adjustments).

                (d) Accounts Receivable. As soon as available and in any event within 30 days after the end of each calendar month, (i) a report in form reasonably satisfactory to the Agent reflecting the aging and collection of the receivables of the Borrower and its Subsidiaries and (ii) such other reports with respect to receivables as deemed reasonably necessary by the Agent.

                (e) Quarterly Regional Reports. As soon as available and in any event within 45 days after the end of each of quarterly period of each fiscal year of the Borrower, statements of EBIT and EBITDA for each Reporting Region for such period and for the period from the beginning of the fiscal year to the end of such period. As used herein the term "Reporting Region" shall mean the dental centers and other business operations for each of Houston, Austin, Dallas/Fort Worth, San Antonio, Tennessee, Florida and California, all as more fully set forth in Schedule 8.01(e). Such statements shall be accompanied by a certificate of a Responsible Officer as to the good faith preparation of such report.

                (f) Monthly Regional Statements. As soon as available and in any event within 30 days after the end of each calendar month of each fiscal year of the Borrower, statements of EBIT and EBITDA for each Reporting Region for such period and for the period from the beginning of the respective fiscal year to the end of such period. Such statements shall be accompanied by a certificate of a Responsible Officer as to the good faith preparation of such report.

                (g) Excess Cash Flow. As soon as available but no later than April 30 of each year, commencing April 30, 2003, a certificate substantially in the form of Exhibit F ("Excess Cash Flow Certificate") of a Responsible Officer of the Borrower setting forth in reasonable detail the Borrower's calculation of Excess Cash Flow and for each month after April 30 of each year for which an Annual Cash Flow Payment remains unpaid and is outstanding; and, on the last day of each month thereafter until the Annual Cash Flow Payment is made, a certificate substantially in the form of Exhibit G ("Cash Flow Differential Certificate") of a Responsible Officer of the Borrower setting forth in reasonable detail the Borrower's calculation of current Cash on Hand and the amount of the unpaid Annual Cash Flow Payment due for such month.

                (h) Cash Flow Forecast. Monthly, a rolling 13 week cash flow forecast.

                (i) Budget. As soon as available and in any event within thirty (30) days after the end of each fiscal year of the Borrower, a budget for the Borrower and its Consolidated Subsidiaries, as approved by the board of directors of the Borrower, for the following fiscal year setting forth in comparative form corresponding figures from the preceding fiscal year, in reasonable detail.

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                (j)   Notice of Default, Etc. Promptly after the Borrower knows
that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

                (k)   Other Accounting Reports. Promptly upon receipt thereof,
(i) a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries,
(ii) a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report and (iii) any other reports which the Agent or Lenders may reasonably request.

                (l) SEC Filings, Etc. Promptly upon its becoming available (and no later than 10 Business Days after a filing by Borrower), each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC (including forms 10K, 10Q and 8K) or any successor agency.

                (m) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any material statement, report or notice furnished to or any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Agent pursuant to any other provision of this Section 8.01.

                (n) Annual Revenue Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a report prepared by the Borrower for each dental center setting forth the revenues, expenses and contributions to profit of such dental center in form and substance acceptable to the Agent.

                (o) Quarterly Revenue Reports. As soon as available and in any event within 45 days after each of the first three fiscal quarterly periods of each fiscal year of the Borrower, a report by the Borrower for each dental center setting for the revenues, expenses and contributions to profit of such dental center generally in the form previously provided by the Borrower and otherwise in form and substance reasonably acceptable to the Agent.

                (p) Plan Report. From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Agent may reasonably request.

                (q) Capital Expenditures Budget. Promptly upon becoming available and in any event within 30 days after the end of each fiscal year of the Borrower, a capital expenditure budget for the next fiscal year setting forth all proposed Capital Expenditures to be incurred during such fiscal year.

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

           (r) Modifications of Management Services Agreements, etc. Promptly upon the execution thereof, executed copies of any modification or amendment of any Management Services Agreement or Accounts Receivable Purchase Agreement.

The Borrower shall furnish to the Lenders, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit B hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine the Borrower's Total Funded Debt, Senior Funded Debt, EBIT and EBITDA and whether the Borrower is in compliance with Sections 9.12, 9.13, 9.14 and 9.15 as of the end of the respective fiscal quarter or fiscal year. Upon Agent's request Borrower further agrees to conduct a quarterly conference call with representatives of the Lenders on or about the Quarterly Dates and to furnish to the Lenders at least 3 Business Days prior to such quarterly conference call a written report prepared by a Responsible Officer which report shall include a discussion of the current operating results, conditions of and prospects of the business of the Borrower and its Subsidiaries.

     Section 8.02 Litigation. The Borrower shall promptly give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower, any Acquired Entity or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting the Borrower, any Acquired Entity or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower, any Acquired Entity or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.

     Section 8.03 Maintenance, Etc.

           (a) Generally. The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate or limited liability company existence and all of its material rights, privileges and franchises; in accordance with
Section 8.09, keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; in accordance with
Section 8.09, upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

           (b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent copies of the applicable policies.

           (c) Operation of Properties. The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

     Section 8.04 Environmental Matters.

           (a) Establishment of Procedures. The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are, in all material respects, in compliance with and do not violate the requirements of any Environmental Laws, and (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws.

           (b) Notice of Action. The Borrower will promptly notify the Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

     Section 8.05 Further Assurances.

           (a) General. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

           (b) Certain Unperfected Interests. As of the Closing Date, Borrower and Lenders recognize that Borrower and its Subsidiaries may not have obtained complete legal title to certain of their assets or assets of their respective Existing PC's consistent with the Management Services Agreements and other contracts between Borrower and its Subsidiaries and their Existing PC's, including, without limitation, those certain assets set forth on Schedule 8.05(b) (herein referred to as the "Unperfected Assets"). Borrower will and will cause each Subsidiary to do all things reasonably necessary to perfect liens and security interests in favor of Agent on behalf of the Lenders or otherwise obtain legal title to all such Unperfected Assets within 30 days after the Closing Date; provided if Borrower reasonably determines that undertaking such actions will undermine or otherwise act to the detriment of the business relationship between Borrower and its Subsidiaries and their respective Existing PC's, Borrower will provide written notice to Agent setting forth a written explanation thereof in lieu of such perfection or obtaining legal title prior to the end of said 30-day period. If, after receipt of such written explanation, Agent requests the Borrower to nevertheless pursue such perfection and/or obtain legal title to the Unperfected Assets, Borrower shall or shall cause its Subsidiaries to immediately commence such pursuit of such perfection or legal control. Notwithstanding any provision herein to the contrary, Borrower shall and shall cause its Subsidiaries to use best efforts to cause each of the Existing PC's to grant Agent on behalf of Lenders a security interest in all of their respective assets, including, without limitation, the Unperfected Assets and any after-acquired property obtained by such Existing PC's.

     Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified. In furtherance of the foregoing, Borrower will, and will cause each Subsidiary to, establish, maintain and comply at all times with the accounts receivable collection procedures and cash management systems as set forth in the Security Instruments and any agreements related thereto.

     Section 8.07 ERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

     Section 8.08 Management Services Agreements and Accounts Receivable Purchase Agreements. The Borrower will and will cause each Subsidiary to do all things necessary to maintain and keep in full force and effect and to enforce compliance with the Management Services Agreements and the Accounts Receivable Purchase Agreements. In the event that a new Subsidiary is formed, any Management Services Agreements and Accounts Receivable Purchase Agreements binding such Subsidiary shall be included within the terms of this affirmative covenant.

     Section 8.09 Inspection of Property and Books and Records. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary and consistent with Borrower's 10K and 10Q filings. The Borrower shall permit, and shall cause each Subsidiary to permit, non-legal representatives and independent consultants and contractors of the Agent and the Lenders to visit and inspect any of their respective properties and Collateral, to examine the Borrower's and each of its Subsidiaries' corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the reasonable expense of the Borrower at such reasonable times during normal business hours and as often as may be reasonably required for the reasonable administration of this Agreement, upon three (3) Business Days' prior written notice to the Borrower. The Lenders will have the specific right to conduct the first such on site inspections of Borrower and its Subsidiaries within 60 days of the Closing Date and annually thereafter within 12 months of the first such site inspections.

     Section 8.10 Best Efforts to Prepay. Notwithstanding the Final Maturity Date, Borrower will use best efforts, commencing on January 1, 2005, to prepay the Loans in full.

     Section 8.11 Authorized Shares.

           (a) Within 75 days after the Closing Date, the Borrower shall amend its Certificate of Incorporation and, if necessary, its Bylaws, to (i) increase the authorized shares of preferred stock or cause a reverse stock split, in either case, so that 100% of the number of shares of Series A-2 Preferred Stock are authorized and reserved to provide for the exercise of the rights represented by the Warrants, (ii) increase the authorized shares of Common Stock or cause a reverse stock split, in either case, so that 100% of the number of shares of Common Stock are authorized and reserved to provide for the exercise of the rights then represented by the Preferred Stock and (iii) reduce the par value of the Common Stock so that such par value is below the price required by Section 153(a) of the Delaware General Corporation Law, or any successor statute, to provide for the exercise of the Warrants and subsequent conversion of the Series A-2 Preferred Stock. Without limiting the generality of the foregoing sentence, as soon as practicable after the Closing Date, but in no event later than 75 days after the Closing Date, the Borrower shall hold a meeting of its stockholders for the authorization of either a reverse stock split or an increase in the number of authorized shares of Preferred Stock and Common Stock, and a decrease in the par value of the Common Stock to meet the requirements of clause (iii) above.

             (b) At all times subsequent to the 75/th/ day after the Closing Date and during the period within which the rights represented by the Warrants and the Series A-2 Preferred Stock may be exercised, (i) the Borrower will at all times have authorized and reserved at least (A) 100% of the number of shares of Series A-2 Preferred Stock needed to provide for the exercise of the rights then represented by the Warrants and (B) 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by the Series A-2 Preferred Stock and (ii) the par value of said shares will at all times be less than or equal to the price required by Section 153(a) of the Delaware General Corporation Law, or any successor statute, to provide for the exercise of the Warrants and subsequent conversion of the Series A-2 Preferred Stock.

                                   ARTICLE IX
                               Negative Covenants

     The Borrower covenants and agrees that until payment in full of the Loans, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

     Section 9.01 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or permit to exist or otherwise become or remain directly or indirectly liable with respect to, any Debt, except:

             (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

             (b) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings and reserves adequate under GAAP shall have been established therefor;

             (c) purchase money Debt and Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $2,000,000 in the aggregate;

             (d)  Debt described on Schedule 9.01;

             (e) Subordinated Debt set forth in Schedule 9.01 or otherwise approved by the Majority Lenders; and

             (f)  Inter-company Debt permitted under Section 9.03(g).

     Section 9.02 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

         (a) Liens securing the payment of any Indebtedness.

         (b) Excepted Liens.

         (c) Liens disclosed on Schedule 9.02.

         (d) Liens securing capital leases allowed under Section 9.01(c), but only on the Property leased with such capital leases.

         (e) Liens originally created to secure purchase money Debt permitted under Section 9.01(c), which in each case shall not exceed 100% of the lesser of the total purchase price and the fair market value of the Property acquired as determined at the time of acquisition; provided, that, (i) the Property to be purchased with the proceeds of such Debt shall be purchased not more than sixty
(60) days prior to the date of the creation of such Lien and (ii) such Lien encumbers only the Property so acquired.

     Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, or acquire, or make any commitment therefor, including the purchase or acquisition of any Capital Stock in, or any material portion of the assets of, any Person, or make or commit to make any advance or extension of credit or capital contribution to any Person including any Affiliate of Borrower, except that the foregoing restriction shall not apply to:

         (a) investments, loans or advances which are disclosed to the Agent in
Schedule 9.03;

         (b) accounts receivable arising in the ordinary course of business;

         (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

         (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

         (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

         (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

          (g) loans or advances by any Subsidiary to the Borrower or a Wholly Owned Subsidiary of Borrower, or by the Borrower to any Wholly Owned Subsidiary; and

          (h) advances to employees in the ordinary course of business which shall not at any time exceed $250,000 in the aggregate.

     Section. 9.04 Dividends, Distributions and Redemptions. Neither the Borrower nor any Subsidiary will declare or pay any dividend, purchase, redeem or otherwise acquire for value any of their respective Capital Stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders ("Restricted Payments"); except that any Subsidiary of the Borrower may make Restricted Payments to the Borrower or a Wholly-Owned Subsidiary of Borrower.

     Section. 9.05 Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     Section. 9.06 Nature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as conducted by any of them as of the Closing Date.

     Section. 9.07 Mergers, Etc. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, or another Subsidiary except that any Subsidiary may merge into the Borrower or into any Wholly-Owned Subsidiary so long as the surviving entity is Borrower or a Wholly-Owned Subsidiary that is a Guarantor.

     Section. 9.08 ERISA Compliance. The Borrower will not at any time:

          (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

          (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

          (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

          (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of
Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

          (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

          (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

          (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to,
(1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

          (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

          (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

     Section. 9.09 Asset Dispositions. Neither Borrower nor any Subsidiary will sell, transfer, lease, contribute or otherwise convey (including in connection with a sale and leaseback transaction), or grant options, warrants or other rights with respect to, all or any part of its assets (including a discount or sale of accounts receivable and Capital Stock of Subsidiaries) to any Person, other than:

          (a) sales or other dispositions of equipment which is worn-out, obsolete, or no longer needed in the ordinary course of business;

           (b) dispositions of assets for cash in an amount not less than the fair market value thereof and which are not otherwise permitted hereunder if:

                  (i) at the time of such disposition no Default or Event of Default exists or shall result from such disposition; and

                  (ii) the aggregate value of all assets so sold by the Borrower and its Subsidiaries together with the sales or other dispositions permitted under Section 9.09(a) does not exceed $100,000 in any fiscal year and the net proceeds thereof are applied as a mandatory prepayment on the Loans as provided in Section 3.02(b)(iii);

           (c) transfers, advances, loans, extensions of credit, capital contributions and other investments permitted by Section 9.03; and

           (d) operating leases and subleases by Borrower and its Subsidiaries of assets in the ordinary course of business to unaffiliated third parties.

     Section 9.10 Ratio of Total Funded Debt to EBITDA. The Borrower will not permit its ratio of Total Funded Debt as of the end of any fiscal quarter to EBITDA for the four fiscal quarters ending on such date (except for the quarter ending September 30, 2002 which will be calculated on the basis of the prior three fiscal quarters ending on such date) to be greater than the applicable ratio as set forth in table (a) below prior to the Sale Date or table (b) below after the Sale Date:

           (a) Prior to the Sale Date.

--------------------------------------------------------------------------------
              Ratio                              Quarter Ending
              -----                              --------------
--------------------------------------------------------------------------------
11 to 1                                  September 30, 2002
--------------------------------------------------------------------------------
8 to 1                                   December 31, 2002
--------------------------------------------------------------------------------
7.2 to 1                                 March 31, 2003
--------------------------------------------------------------------------------
6.8 to 1                                 June 30, 2003
--------------------------------------------------------------------------------
6.5 to 1                                 September 30, 2003
--------------------------------------------------------------------------------
6.1 to 1                                 December 31, 2003
--------------------------------------------------------------------------------
5.8 to 1                                 March 31, 2004
--------------------------------------------------------------------------------
5.5 to 1                                 June 30, 2004
--------------------------------------------------------------------------------
5.2 to 1                                 September 30, 2004
--------------------------------------------------------------------------------
5 to 1                                   December 31, 2004
--------------------------------------------------------------------------------
4.8 to 1                                 March 31, 2005
--------------------------------------------------------------------------------
4.6 to 1                                 June 30, 2005
--------------------------------------------------------------------------------

          (b)  After the Sale Date,

--------------------------------------------------------------------------------
                    Ratio                                 Quarter Ending

--------------------------------------------------------------------------------
11.7 to 1                                   September 30, 2002
--------------------------------------------------------------------------------
8.5 to 1                                    December 31, 2002
--------------------------------------------------------------------------------
7.6 to 1                                    March 31, 2003
--------------------------------------------------------------------------------
7.2 to 1                                    June 30, 2003
--------------------------------------------------------------------------------
6.9 to 1                                    September 30, 2003
--------------------------------------------------------------------------------
6.5 to 1                                    December 31, 2003
--------------------------------------------------------------------------------
6.1 to 1                                    March 31, 2004
--------------------------------------------------------------------------------
5.8 to 1                                    June 30, 2004
--------------------------------------------------------------------------------
5.5 to 1                                    September 30, 2004
--------------------------------------------------------------------------------
5.3 to 1                                    December 31, 2004
--------------------------------------------------------------------------------
5.2 to 1                                    March 31, 2005
--------------------------------------------------------------------------------
4.9 to 1                                    June 30, 2005
--------------------------------------------------------------------------------


         Section 9.11 Capital Expenditures. The Borrower and its Subsidiaries will not make any Capital Expenditures if, after giving effect thereto, the aggregate of all such expenditures would exceed the applicable amount as set forth in table (a) below prior to the Sale Date or table (b) below after the Sale Date:

               (a)   Prior to the Sale Date.

--------------------------------------------------------------------------------
                    Amount                           Period

--------------------------------------------------------------------------------
 $1,700,000                            Fiscal year ending December 31, 2002
--------------------------------------------------------------------------------
 $1,800,000                            Fiscal year ending December 31, 2003
--------------------------------------------------------------------------------
 $1,800,000                            Fiscal year ending December 31, 2004
--------------------------------------------------------------------------------
 $2,400,000                            Fiscal year ending December 31, 2005
--------------------------------------------------------------------------------


               (b)   After the Sale Date.

--------------------------------------------------------------------------------
                    Amount                           Period

--------------------------------------------------------------------------------
 $1,700,000                            Fiscal year ending December 31, 2002
--------------------------------------------------------------------------------
 $1,800,000                            Fiscal year ending December 31, 2003
--------------------------------------------------------------------------------
 $1,800,000                            Fiscal year ending December 31, 2004
--------------------------------------------------------------------------------
 $2,400,000                            Fiscal year ending December 31, 2005
--------------------------------------------------------------------------------


         Section 9.12 Minimum EBITDA. The Borrower will not permit EBITDA, as of the end of any fiscal quarter, calculated on a rolling four quarter basis, ending closest to the date listed below (except for the quarter ending September 30, 2002 which will be calculated on the basis of the prior three fiscal quarters ending on such date), to be less than the applicable amount as set forth in table (a) below prior to the Sale Date or table (b) below after the Sale Date:

               (a)  Prior to the Sale Date.

--------------------------------------------------------------------------------
                       Amount                            Quarter Ending

--------------------------------------------------------------------------------
$4,500,000                                  September 30, 2002
--------------------------------------------------------------------------------
$6,300,000                                  December 31, 2002
--------------------------------------------------------------------------------
$7,000,000                                  March 31, 2003
--------------------------------------------------------------------------------
$7,300,000                                  June 30, 2003
--------------------------------------------------------------------------------
$7,600,000                                  September 30, 2003
--------------------------------------------------------------------------------
$8,000,000                                  December 31, 2003
--------------------------------------------------------------------------------
$8,200,000                                  March 31, 2004
--------------------------------------------------------------------------------
$8,500,000                                  June 30, 2004
--------------------------------------------------------------------------------
$8,800,000                                  September 30, 2004
--------------------------------------------------------------------------------
$9,000,000                                  December 31, 2004
--------------------------------------------------------------------------------
$9,300,000                                  March 31, 2005
--------------------------------------------------------------------------------
$9,600,000                                  June 30, 2005
--------------------------------------------------------------------------------

               (b)  After the Sale Date.

--------------------------------------------------------------------------------
                       Amount                            Quarter Ending

--------------------------------------------------------------------------------
$4,300,000                                  September 30, 2002
--------------------------------------------------------------------------------
$5,900,000                                  December 31, 2002
--------------------------------------------------------------------------------
$6,600,000                                  March 31, 2003
--------------------------------------------------------------------------------
$6,900,000                                  June 30, 2003
--------------------------------------------------------------------------------
$7,200,000                                  September 30, 2003
--------------------------------------------------------------------------------
$7,500,000                                  December 31, 2003
--------------------------------------------------------------------------------
$7,800,000                                  March 31, 2004
--------------------------------------------------------------------------------
$8,000,000                                  June 30, 2004
--------------------------------------------------------------------------------
$8,300,000                                  September 30, 2004
--------------------------------------------------------------------------------
$8,500,000                                  December 31, 2004
--------------------------------------------------------------------------------
$8,800,000                                  March 31, 2005
--------------------------------------------------------------------------------
$9,000,000                                  June 30, 2005
--------------------------------------------------------------------------------

         Section 9.13 Debt Service Coverage Ratio. The Borrower will not permit its Debt Service Coverage Ratio as of the end of any fiscal quarter, calculated on a rolling four quarter basis (except for the quarter ending September 30, 2002 which will be calculated on the basis of the prior three fiscal quarters ending on such date), to be less than the ratio for the relevant periods set forth in table (a) below prior to the Sale Date or table (b) below after the Sale Date:

               (a)  Prior to the Sale Date.

--------------------------------------------------------------------------------
                       Ratio                             Quarter Ending

--------------------------------------------------------------------------------
1.05 to 1                                    September 30, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1.1 to 1                          December 31, 2002 through June 30, 2003
--------------------------------------------------------------------------------
1 to 1                            September 30, 2003 through March 31, 2004
--------------------------------------------------------------------------------
..9 to 1                           June 30, 2004 and September 30, 2004
--------------------------------------------------------------------------------
..85 to 1                          December 31, 2004
--------------------------------------------------------------------------------
..8 to 1                           March 31, 2005
--------------------------------------------------------------------------------
..95 to 1                          June 30, 2005
--------------------------------------------------------------------------------


      (b)   After the Sale Date.

--------------------------------------------------------------------------------
                  Ratio                        Quarter Ending

--------------------------------------------------------------------------------
1 to 1                            September 30, 2002
--------------------------------------------------------------------------------
1.05 to 1                         December 31, 2002 and March 31, 2003
--------------------------------------------------------------------------------
1 to 1                            June 30, 2003 and September 30, 2003
--------------------------------------------------------------------------------
..9 to 1                           December 31, 2003 through June 30, 2004
--------------------------------------------------------------------------------
..8 to 1                           September 30, 2004 and December 31, 2004
--------------------------------------------------------------------------------
..75 to 1                          March 31, 2005
--------------------------------------------------------------------------------
..9 to 1                           June 30, 2005
--------------------------------------------------------------------------------

For purposes of this Section 9.13, "Debt Service Coverage Ratio" shall mean the ratio for the relevant period of (i) EBITDA less taxes payable in cash and less any non-financed Capital Expenditures to (ii) cash interest, plus principal payments scheduled during the period.

     Section 9.14 Environmental Matters. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

     Section 9.15 Transactions with Affiliates. Except pursuant to Management Services Agreements and the Accounts Receivable Purchase Agreements, neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 9.16 Subsidiaries. The Borrower shall not create any additional Subsidiaries or permit any Subsidiary to do so. In every such case, each new Subsidiary shall forthwith execute and deliver a Guaranty Agreement and Security Instruments in favor of the Agent. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock of a Subsidiary or any interest in a Special Entity. The Borrower shall not permit any Subsidiary to issue any stock except to the Borrower or any Guarantors and except in compliance with Section

9.03 and all of the stock of such Subsidiary shall have been pledged to the Agent for the benefit of the Lenders in form satisfactory to the Agent.

     Section 9.17 Negative Pledge Agreements. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

     Section 9.18 Other Agreements. Neither the Borrower nor any Subsidiary shall make or permit any material amendment or modification of the Management Services Agreements or the Accounts Receivables Purchase Agreements, except for those modifications required to comply with Government Requirements.

     Section 9.19 Limitation on Certain Payments and Modifications of Indebtedness; Cash Management.

         (a) Neither the Borrower nor any Subsidiary shall (i) make any payment whether directly, indirectly, voluntarily, mandatorily or through any redemption or otherwise on account of the Subordinated Debt, (ii) make any voluntary or optional payment or prepayment on account of, or voluntary or optional redemption or acquisition for value of any portion of, any Debt other than the Indebtedness, (iii) otherwise agree to amend or modify the payment terms thereof or any provision other than the payment terms of any such Debt or of any agreement relating to any of the foregoing or (iv) make any payment of the Fozoonmehr Amount (as defined in the Forbearance Agreement) to Roisman.

         (b) Neither Borrower nor any Subsidiary shall make any usage of cash or changes in Consolidated Working Capital that is not in accordance with ordinary course of business practices for the reasonable and ordinary operation of Borrower's and such Subsidiary's business, nor shall make any prepayments or take any other action that would impair the ability of Borrower to make the Annual Cash Flow Payment required under Section 3.02(b)(ii) hereof.

     Section 9.20 Accounting Changes. Neither the Borrower nor any Subsidiary shall make any significant change in accounting treatment or reporting practices from those currently employed by the Borrower and its Subsidiaries, except as required by GAAP, or change the fiscal year of the Borrower or any of its Subsidiaries from the current fiscal year ending in December of each year.

                                   ARTICLE X
                           Events of Default; Remedies

     Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

         (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any fees or other amount payable by it hereunder or under any Security Instrument; provided, however, if such default is a default on a payment of fees or expenses (other than fees under Section 2.02), then no Event of Default shall occur unless such default shall continue unremedied for a period of 30 days; or

           (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $250,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

           (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender pursuant to the provisions hereof or any Security Instrument, shall prove to have been materially false or misleading as of the time made or furnished in any material respect; or

           (d) the Borrower shall default in the performance of any of its obligations under Section 8.01 or Section 8.11, Article IX or any other Article of this Agreement other than under Article VIII (excluding Section 8.01 and Section 8.11); or the Borrower or any Subsidiary shall default in the performance of any of its obligations under Article VIII, the Stockholders Agreement, any Warrant or any Security Instrument (other than Section 8.01 or
Section 8.11 or the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof to the Borrower or such Subsidiary by any Lender or (ii) the Borrower or such Subsidiary otherwise becoming aware of such default; or

           (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

           (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

           (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

           (h) a judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be (i) fully covered by insurance owned or held by the Borrower or such Subsidiary, as applicable, under a policy or policies which are in full force and effect, or
(ii) procured, within 30 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

           (i) a non-monetary judgment, order or decree is entered against the Borrower or any of its Subsidiaries which has, or would reasonably be expected to have, a Material Adverse Effect, and there shall be any period of 30 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (j) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement; or

           (k) the Borrower discontinues its usual business; or

           (l) any of the Guarantors takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on any Guarantor or if Guarantor shall so state in writing; or

           (m) the subordination provisions of the Subordinated Debt or the Subordination Agreement or any other instrument governing any other subordinated debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect or any Person who is a party thereto contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement, the Subordination Agreement or the documents evidencing the Subordinated Debt; or

           (n) any Management Services Agreement or any Accounts Receivable Purchase Agreement terminates or a default by the Borrower occurs thereunder; or

           (o) any modification or amendment of any Management Services Agreement or any Accounts Receivable Purchase Agreement is made that could result in an adverse monetary impact to the Borrower without the prior written consent of the Agent; or

           (p) any default or event of default occurs under the Forbearance Agreement which permits Roisman to terminate the Forbearance Period (as defined therein); or

             (q)   a Change of Control occurs.

     Section 10.02 Remedies.

             (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

             (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

             (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

             (d) The rights and remedies of Agent and Lenders provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XI
                                    The Agent

     Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of
Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

     Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

     Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default"). In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

     Section 11.04 Rights as a Lender. With respect to any Loan made by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Bank of America and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     Section 11.05 Indemnification. The Lenders agree to indemnify the Agent ratably in accordance with their Percentage Shares for the Indemnity Matters as described in

Section 12.03 to the extent not indemnified or reimbursed by the Borrower under
Section 12.03, but without limiting the obligations of the Borrower under said
Section 12.03 and for any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of: (i) this Agreement, the Security Instruments or any other documents contemplated by or referred to herein or the transactions contemplated hereby, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or (ii) the enforcement of any of the terms of this Agreement, any Security Instrument or of any such other documents; whether or not any of the foregoing specified in this
Section 11.05 arises from the sole or concurrent negligence of the Agent, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

     Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder and copies of the documents required to be provided to the Agent under Article VI, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

     Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

     Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                  ARTICLE XII
                                  Miscellaneous

     Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents; to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

     Section 12.03 Payment of Expenses, Indemnities, etc.

             (a)   The Borrower agrees:

              (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement (including, without limitation, bankruptcy and workout matters), the reasonable fees and disbursements of counsel for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

              (ii) to indemnify the Agent and each Lender and each of their Affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("Indemnified Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower of the proceeds of any of the Prior Debt,
         (ii) the execution, delivery and performance of the Loan Documents,
         (iii) the operations of the business of the Borrower and its Subsidiaries, (iv) the failure of the Borrower or any Subsidiary to comply with the terms of any Security Instrument or this Agreement, or with any Governmental Requirement, (v) any inaccuracy of any representation or any breach of any warranty of the Borrower or any Guarantor set forth in any of the Loan Documents, (vi) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Security Instruments or (vii) any other aspect of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Lenders or any Lender and the Agent or a Lender's shareholders against the Agent or Lender or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party; and

              (iii) to indemnify and hold harmless from time to time the Indemnified Parties from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Person may become subject (i) under any Environmental Law applicable to the Borrower or any Subsidiary or any of their Properties, including without limitation, the treatment or disposal of hazardous substances on any of their Properties, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (iii) due to past ownership by the Borrower or any Subsidiary of any of their Properties or past activity on any of their Properties which, though lawful and fully permissible at the time, could result in present liability, (iv) the presence, use, release, storage, treatment or disposal of hazardous substances on or at any of the Properties owned or operated by the Borrower or any Subsidiary, or
         (v) any other environmental, health or safety condition in connection with the Loan Documents; provided, however, no indemnity shall be afforded under this Section 12.03(a)(iii) in respect of any Property for any occurrence arising from the acts or omissions of the Agent or any Lender during the period after which such Person, its successors or assigns shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise).

              (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

              (c) In the case of any indemnification hereunder, the Agent or Lender, as appropriate, shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

              (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

              (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

              (f) The Borrower shall pay any amounts due under this Section
12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

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     Section 12.04 Amendments, Etc. Any provision of this Agreement or any
Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, postpones the scheduled payment date of any amount owing under any Loan Document, increases the Aggregate Maximum Credit Amounts, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.01, this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent, and (iv) no amendment, modification or waiver of the Subordination Agreement shall be effective without the consent of all Lenders.

     Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no third party shall be deemed a third party beneficiary hereof.

     Section 12.06 Assignments and Participations.

              (a) The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

              (b) Any Lender may assign only to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement; provided, however, that (i) any such assignment shall be in the amount of at least $1,000,000 or such lesser amount to which the Majority Lenders have consented and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $3,000 for each assignment. As used herein, the term "Eligible Assignee" shall mean (a) a Lender or Affiliate thereof, (b) a commercial bank, or other finance, insurance or other financial entity or fund which, with its Affiliates, has total assets (including assets under management or pledge) of not less than $50,000,000, or (c) such other Person to which the Majority Lenders have consented and, if no Event of Default has occurred and is continuing, the Borrower has consented, such consents not to be unreasonably withheld or delayed. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent and the Borrower, if applicable. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during

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which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

              (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would
(x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Loans in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

              (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15.

              (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its Notes to any Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

    Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

    Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

    Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference

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

herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

     Section 12.10 Survival. The obligations of the parties under Section 4.06,
Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

     Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     Section 12.12 No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     Section 12.13 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

             (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas except to the extent that United States federal law permits any Lender to charge interest at the rate allowed by the laws of the state where such Lender is located. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Notes.

             (b) Subject to Section 12.17, any legal action or proceeding with respect to the Loan Documents shall be brought in the courts of the State of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, each of the Borrower, the Agent and the Lenders hereby accepts for itself and (to the extent permitted by law) in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

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              (c)  Nothing herein shall affect the right of the Agent or any
Lender or any holder of a Note to serve process in any other manner permitted by law.

              (d) The Borrower, the Agent and each Lender hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement, any Security Instrument or any other Loan Document and with respect to any counterclaim asserted therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation or other legal proceeding any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages;
(iii) certify that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledge that it has been induced to enter into this Agreement, the Security Instruments and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 12.13.

     Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest

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computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section
12.14. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.

     Section 12.15 Confidentiality. In the event that the Borrower provides to the Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter (but not until they) become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent,
(vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding, or (ix) are disclosed in connection with the enforcement or exercise of the Agent's or any Lender's rights and remedies under any Loan Document and not otherwise prohibited by law. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement, any Security Instrument or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person (excluding legal counsel) to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

     Section 12.16 Effectiveness. This Agreement shall be effective on the Closing Date.

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     Section 12.17 Binding Arbitration.

         (a) Any controversy or claim between or among the parties hereto, including but not limited to, those arising out of or relating to this Agreement, the Notes, the Security Instruments or any other Loan Document, including any claim or controversy of any kind based on or arising in tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes or Judicial Arbitration and Mediation Services, Inc. ("J.A.M.S."), and the rules set forth in Section 12.17(b) below. In the event of any inconsistency, the rules set forth in Section 12.17(b) below shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Notes or any other Security Instrument may bring an action, including a summary or expedited proceeding, to compel arbitration or any controversy or claim to which either the Notes, this Agreement or any other Security Instrument applies in any court having jurisdiction over such action.

         (b) The arbitration shall be conducted in the City of Houston, Texas and administered by J.A.M.S. who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration, and the arbitrator shall, only upon a showing of cause, be permitted to extend the commencement of such hearings for an additional 60 days.

         (c) Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose or any waivers contained in this Agreement, the Notes, the Guaranty Agreement or the other Security Instruments; (ii) be a waiver by any Lender of the protection afforded to it by 12 U.S.C. ss.91 or any substantially equivalent state law; or
(iii) limit the right of any Lender to (a) exercise self help remedies such as, but not limited to, setoff, (b) foreclose against any collateral, whether real or personal property, or (c) obtain from a court provisional or ancillary remedies such as, but not limited, injunctive relief, writ of possession or the appointment of a receiver. Any Lender may exercise such self help rights, foreclose upon collateral, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to the Notes, this Agreement or the other Security Instruments. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning the resort to such remedies.

         (d) The provisions of this Section 12.17 shall survive any termination, amendment, or expiration of the Security Instruments. Each party agrees to keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of its business or by applicable law or regulation.

         (e) Nothing in this Agreement shall be deemed to limit the right of the Borrower to obtain injunctive relief against any Lender prior to or during the pendency of

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any arbitration proceeding based on violations by any Lender of any Lender's agreements with the Borrower, so long as the injunctive relief is limited to restraining any Lender from exercising its rights and remedies until the arbitration proceeding (in process or initiated by the Borrower or any Lender in conjunction with the request for such injunctive relief) has been completed and arbitration award has been made.

     Section 12.18 Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of all of their terms; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement, the Security Instruments and the other Loan Documents; and has received the advice of its attorney in entering into this Agreement, the Security Instruments and the other Loan Documents; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement, the Security Instruments and the other Loan Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."

     Section 12.19 Reaffirmation of Guaranty Agreement and Security Agreement. Each Guarantor hereby consents to this Agreement and agrees that the execution and the performance of such Agreement shall not in any way affect, impair, discharge, relieve or release such Guarantor from its obligations under its respective Guaranty Agreement or under any Security Instrument executed by it. Each Guarantor reaffirms its respective Guaranty Agreement and any Security Instruments executed by it and agrees that: (i) such Guaranty Agreement and Security Instruments are in full force and effect to guarantee payment and performance of the "Liabilities" as defined therein; and (ii) its respective obligations under such agreements shall continue to be in full force and effect until its respective obligations thereunder or hereunder are fully paid and performed. In furtherance of the foregoing, each Guarantor affirms that each reference in its respective Guaranty Agreement to the "Credit Agreement", the "Loan Documents", the "Notes" and the "Security Instruments" are, respectively, references to this Agreement, Loan Documents, the Notes and Security Instruments as defined in this Agreement, together with all renewals, restatements, rearrangements, amendments, extensions, or supplements in whole or in part of any of the foregoing. In addition to the foregoing, each Guarantor affirms, acknowledges and agrees that (a) the "Liabilities" as defined and described in its respective Guaranty Agreement shall be deemed to cover and include not only those items set forth in the definition of Liabilities in its respective Guaranty Agreement, but also the Indebtedness and Loans as defined and described in this Agreement, together with all renewals, restatements, rearrangements, increases, extensions for any period, amendments or supplements in whole or in part of such Indebtedness or Loans; (b) each of the Lenders named in this Agreement, together with their respective successors and assigns, and the Agent shall be entitled to the benefits of such Guarantor's respective Guaranty Agreement and all obligations of such Guarantor thereunder; and (c) Bank of America, N.A., f/k/a NationsBank, N.A., is the successor in interest by reason of merger to NationsBank of Texas, N.A.

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     Section 12.20 RELEASE AND COVENANT NOT TO SUE. THE BORROWER (IN ITS OWN
RIGHT AND ON BEHALF OF ITS DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS) AND EACH GUARANTOR (IN ITS OWN RIGHT AND ON BEHALF OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, ATTORNEYS AND AGENTS) (THE "RELEASING PARTIES") JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE AGENT, EACH LENDER AND THEIR RESPECTIVE AFFILIATES AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE "RELEASED PARTIES"), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES MAY HAVE ON THE DATE HEREOF AGAINST THE RELEASED PARTIES, IN CONNECTION WITH OR RELATED TO THE PRIOR CREDIT AGREEMENT, THE LOAN DOCUMENTS AND THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, AT LAW OR IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE "RELEASED CLAIMS"). THE RELEASING PARTIES FURTHER JOINTLY AND SEVERALLY AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING, AND THE RELEASING PARTIES DO HEREBY JOINTLY AND SEVERALLY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS

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AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE
THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS AND THIS AGREEMENT. THIS SECTION 12.20 IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THIS
SECTION 12.20 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     Section 12.21 Tolling of Statute of Limitations. In consideration of the waiver of defaults under the Existing Agreement and in order to induce the Lenders to agree to the restructuring, modification and continuation of the Prior Debt as contemplated hereby, Borrower agrees that all applicable statutes of limitations that have not expired as of the Closing Date shall be, and hereby are, tolled for the period commencing on the Closing Date and continuing for the duration of this Agreement to and including the Final Maturity Date and such periods thereafter as may apply to any terms or conditions of this Agreement that specifically survive the Final Maturity Date.

                         [SIGNATURES BEGIN ON NEXT PAGE]

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                    CASTLE DENTAL CENTERS, INC.


                             By: /s/ James M. Usdan
                                ------------------------------------------
                             Name: James M. Usdan
                                  ----------------------------------------
                             Title: Chief Executive Officer and President
                                   ---------------------------------------

                             Address for Notices:
                             3701 Kirby Drive
                             Suite 550
                             Houston, Texas  77098
                             Telecopier No.: (713) 490-8420
                             Telephone No.: (713) 490-8603


                                 Signature Page

AGENT:                       BANK OF AMERICA, N.A.


                             By: /s/ Mark Henze
                                -------------------------------------
                             Name: Mark Henze
                                  -----------------------------------
                             Title: Senior Vice President
                                   ----------------------------------


                             Address for Notices:
                             901 Main Street, 11th Floor
                             Dallas, Texas 75202-3714
                             Attention: Mark Henze

                             Telecopier No.: (214) 209-3444
                             Telephone No.: (214) 209-2565


                                 Signature Page

LENDERS:                     BANC OF AMERICA STRATEGIC SOLUTIONS, INC.


                             By: /s/ Mark Henze
                                -------------------------------------
                             Name: Mark Henze
                                  -----------------------------------
                             Title: Senior Vice President
                                   ----------------------------------

                             Address for Notices:
                             901 Main Street, 11th Floor
                             Dallas, Texas 75202-3714
                             Attention:  Mark Henze

                             Telecopier No.: (214) 209-3444
                             Telephone No.: (214) 209-2565


                                 Signature Page

                             FLEET NATIONAL BANK

                             By: /s/ Kali Ramachandran
                                -------------------------------------
                             Name: Kali Ramachandran
                                  -----------------------------------
                             Title: Vice President
                                   ----------------------------------

                             Address for Notices:

                             100 Federal Street
                             Mail Stop: MADE10006A
                             Boston, Massachusetts 02110
                             Attention: Kali Ramachandran

                             Telecopier No.: 617-434-4775
                             Telephone No.: 617-434-5932


                                 Signature Page

                             AMSOUTH BANK


                             By: /s/ Tim McCarthy
                                -------------------------------------
                             Name: Tim McCarthy
                                  -----------------------------------
                             Title: Vice President
                                   ----------------------------------

                             Address for Notices:

                             315 Deaderick Street, 8th Floor
                             Nashville, Tennessee 37021
                             Attention: Tim McCarthy

                             Telecopier No.: (615) 736-6633
                             Telephone No.: (615) 748-2045

                                 Signature Page

                             HELLER FINANCIAL, INC.

                             By: /s/ Michael S. Sznajder
                                -------------------------------------
                             Name: Michael S. Sznajder
                                  -----------------------------------
                             Title: Senior Vice President
                                   ----------------------------------

                             Address for Notices:

                             c/o Heller Healthcare Financial Services
                             500 West Monroe Street
                             Chicago, Illinois 60661
                             Attention: Michael S. Sznajder

                             Telecopier No.: (312) 441-7598
                             Telephone No.: (312) 441-7470

                                 Signature Page

     The undersigned Guarantors join in this Agreement solely for the purpose of agreeing to Sections 12.19 and 12.20 hereof.

                             CDC OF CALIFORNIA, INC., a Delaware corporation

                             By: /s/ James M. Usdan
                                -------------------------------------
                             Name: James M. Usdan
                                  -----------------------------------
                             Title: Chief Executive Officer
                                    and President
                                   ----------------------------------

                             CASTLE DENTAL CENTERS OF CALIFORNIA, L.L.C., a California limited liability company

                             By: /s/ James M. Usdan
                                -------------------------------------
                             Name: James M. Usdan
                                  -----------------------------------
                             Title:
                                   ----------------------------------

                             CASTLE TEXAS HOLDINGS, INC., a Delaware corporation

                             By: /s/ James M. Usdan
                                -------------------------------------
                             Name: James M. Usdan
                                  -----------------------------------
                             Title:
                                   ----------------------------------

                             CASTLE DENTAL CENTERS OF TEXAS, INC.,
                             a Texas corporation

                             By: /s/ James M. Usdan
                                -------------------------------------
                             Name: James M. Usdan
                                  -----------------------------------
                             Title:
                                   ----------------------------------

                             CASTLE DENTAL CENTERS OF TENNESSEE, INC., a Tennessee corporation

                             By: /s/ James M. Usdan
                                -------------------------------------
                             Name: James M. Usdan
                                  -----------------------------------
                             Title:
                                   ----------------------------------


                                 Signature Page

                             CASTLE DENTAL CENTERS OF FLORIDA, INC.,
                             a Florida corporation

                             By: /s/ James M. Usdan
                                -------------------------------------
                             Name: James M. Usdan
                                  -----------------------------------
                             Title:
                                   ----------------------------------


                             ACADEMY FOR DENTAL ASSISTANTS, INC.,
                             a Florida corporation

                             By: /s/ James M. Usdan
                                -------------------------------------
                             Name: James M. Usdan
                                  -----------------------------------
                             Title:
                                   ----------------------------------

                             DENTCOR, INC., a Florida corporation

                             By: /s/ James M. Usdan
                                -------------------------------------
                             Name: James M. Usdan
                                  -----------------------------------
                             Title:
                                   ----------------------------------


                                 Signature Page

                                     ANNEX I

                  PERCENTAGE SHARES AND MAXIMUM CREDIT AMOUNTS

----------------------------------------------- --------------------- -------------------
                                                                        Maximum
   Name of Lender                                Percentage Share       Credit Amount
----------------------------------------------- --------------------- -------------------
Banc of America Strategic Solutions, Inc.       41.3422634%           $19,608,006.11
----------------------------------------------- --------------------- -------------------
Heller Financial, Inc.                          18.04853466%          $8,560,145.43
----------------------------------------------- --------------------- -------------------
Fleet National Bank                             27.07280201%          $12,840,218.15
----------------------------------------------- --------------------- -------------------
AmSouth Bank                                    13.53640099%          $6,420,109.07
----------------------------------------------- --------------------- -------------------
TOTAL                                           100.00%               $47,428,478.76
----------------------------------------------- --------------------- -------------------


                                   Annex I-1

                                    EXHIBIT A

                                  FORM OF NOTE

$_____________________________                        ___________________, 2002

     FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________________ (the "Lender"), at the Principal Office of Bank of America, N.A., as Agent (the "Agent"), at 901 Main Street, 11th Floor, Dallas, Texas 75202-3714, the principal sum of _____________ Dollars ($____________), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement (as hereinafter defined), together with interest thereon at the rate per annum provided in the Credit Agreement.

     All outstanding principal and accrued interest thereon is and shall be payable in accordance with the Credit Agreement.

     This Note is one of the Notes referred to in the Second Amended and Restated Credit Agreement dated as of ________________, 2002, among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Agent, and evidences the Loan of the Lender thereunder (such Second Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     All amounts paid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance to principal. All past due principal and interest on this Note shall bear interest until paid at the applicable Post-Default Rate as specified in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

     This Note is given to restructure, modify and continue, but not extinguish, the indebtedness evidenced by the Existing Note executed by the Borrower and payable to the order of the Lender.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                     CASTLE DENTAL CENTERS, INC.


                                     By:
                                        -------------------------------------
                                          Name:
                                          Title:

                                  Exhibit A-1

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

     The undersigned hereby certifies that he is the ________________ of CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "Borrower"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Second Amended and Restated Credit Agreement dated as of _________________, 2002 (together with all amendments or supplements thereto being the "Agreement") among the Borrower, each of the lenders that is a signatory thereto or which becomes a signatory thereto as provided in Section
12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"), and Bank of America, N.A., as Agent (in such capacity, the "Agent") for itself and each of the Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) The Borrower has performed and complied with all agreements and conditions contained in Articles VIII and IX of the Agreement and in the Security Instruments to which it is a party required to be performed or complied with by it prior to or at the time of delivery hereof, except for the deviations, if any, described on a schedule to this certificate.

          (b) Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since the date of the Financial Statements accompanying this certificate, except those allowed by the terms of the Agreement or consented to by the Agent in writing.

          (c) Since the date of the Financial Statements accompanying this certificate, no Material Adverse Effect has occurred.

          (d) There exists no Default or Event of Default under the Agreement.

          (f) The following computations reflect compliance with the following Sections of the Agreement:

          Section 9.10 Total Funded Debt to EBITDA

          Section 9.11 Capital Expenditures

          Section 9.12 Minimum EBITDA

          Section 9.13 Debt Service Coverage Ratio


                                  Exhibit B-1

          EXECUTED AND DELIVERED this ____ day of ______________.

                                      CASTLE DENTAL CENTERS, INC.


                                      By:
                                         ------------------------------------
                                           Name:
                                           Title:


                                   Exhibit B-2

                                    EXHIBIT C

                          LIST OF SECURITY INSTRUMENTS

1. Borrower:

     (a) Second Amended and Restated Security Agreement from Borrower (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property);

     (b) Financing Statements related to Document No. 1(a);

     (c) Second Amended and Restated Security Agreement from Borrower (Stocks, Bonds and Other Securities); and

     (d) Financing Statements related to Document No. 1(c).

2. Castle Tennessee:

     (a) Second Amended and Restated Security Agreement from Castle Tennessee (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property);

     (b) Financing Statements related to Document No. 2(a);

     (c) Amended and Restated Guaranty Agreement; and

     (d) Financing Statements in favor of Agent related to Management Services Agreement dated May 31, 1996 between Castle Tennessee and Castle Mid-South Dental Center, P.C.

3. Castle Florida:

     (a) Second Amended and Restated Security Agreement from Castle Florida (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property);

     (b) Financing Statements related to Document No. 3(a);

     (c) Second Amended and Restated Security Agreement from Castle Florida (Stocks, Bonds and Other Securities);

     (d) Financing Statements related to Document No. 3(c);

     (e) Amended and Restated Guaranty Agreement; and

     (f) Financing Statements in favor of Agent related to Amended and Restated Management Services Agreement dated January 1, 2000 between Castle Florida and Castle 1st Dental Care, P.A.

                                  Exhibit C-1

4. CDC California:

     (a) Second Amended and Restated Security Agreement from CDC California (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property);

     (b) Financing Statements related to Document No. 4(a);

     (c) Second Amended and Restated Security Agreement from CDC California (Stocks, Bonds and Other Securities); and

     (d) Financing Statements related to Document No. 4(c); and

     (e) Amended and Restated Guaranty Agreement.

5. Castle Texas:

     (a) Second Amended and Restated Security Agreement from Castle Texas (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property);

     (b) Financing Statements related to Document No. 5(a);

     (c) Amended and Restated Guaranty Agreement; and

     (d) Financing Statements in favor of Agent related to Amended and Restated Management Services Agreement dated May 15, 2002 between Castle Texas (formerly Borrower under the original Management Services Agreement) and Castle Dental Associates of Texas, P.C. (f/k/a Jack H. Castle, D.D.S., P.C.).

6. Castle West:

     (a) Second Amended and Restated Security Agreement from Castle West (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property);

     (b) Financing Statements related to Document No. 6(a);

     (c) Amended and Restated Guaranty Agreement;

     (d) Security Agreement between Schlang Dental Corporation, Elliot P. Schlang and Castle West arising under the Management Services Agreement dated February 27, 2001 between such persons; and

     (e) Financing Statements in favor of Agent related to Document No. 6(d).

7. Dentcor:


                                  Exhibit C-2

     (a) Amended and Restated Security Agreement from Dentcor (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property); and

     (b) Financing Statements related to Document No. 7(a); and

     (c) Guaranty Agreement.

8. Academy:

     (a) Amended and Restated Security Agreement from Academy (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property);

     (b) Financing Statements related to Document No. 8(a); and

     (c) Guaranty Agreement.

9. Castle Texas Holdings:

     (a) Amended and Restated Security Agreement from Castle Texas Holdings (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles, and Other Property);

     (b) Financing Statements related to Document No. 9(a);

     (c) Security Agreement from Castle Texas Holdings (Stocks, Bonds and Other Securities); and

     (d) Financing Statements related to Document No. 9(c); and

     (e) Guaranty Agreement.

10. Miscellaneous Security Instruments:

     (a) Subordination and Intercreditor Agreement between Heller Financial, Inc., Midwest Mezzanine Fund II, L.P., James M. Usdan, Borrower, Castle West, Castle Florida, Castle Tennessee, Castle Texas, Dentcor, CDC California, Castle Texas Holdings, Academy and Agent.

                                  Exhibit C-3

                                    EXHIBIT D

                                     FORM OF

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of July 19, 2002, by and among HELLER FINANCIAL, INC., a Delaware corporation ("Heller"), MIDWEST MEZZANINE FUND II, L.P., a Delaware limited partnership ("Midwest"), JAMES M. USDAN, an individual ("Usdan"; Usdan, Heller and Midwest, are sometimes referred to individually as a "Junior Creditor" and collectively as the "Junior Creditors"), CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "Company"), CASTLE DENTAL CENTERS OF CALIFORNIA, L.L.C., a Delaware limited liability company ("Castle West"), CASTLE DENTAL CENTERS OF FLORIDA, INC., a Florida corporation ("Castle Florida"), CASTLE DENTAL CENTERS OF TENNESSEE, INC., a Tennessee corporation ("Castle Tennessee"), CASTLE DENTAL CENTERS OF TEXAS, INC., a Texas corporation and successor by merger to Dental World, Inc., a Texas corporation, and Castle Dental Centers of Austin, Inc., a Texas corporation ("Castle Texas"), DENTCOR, INC., a Florida corporation ("Dentcor"), CDC OF CALIFORNIA, INC., a Delaware corporation ("CDC"), CASTLE TEXAS HOLDINGS, INC., a Delaware corporation ("Holdings"), and ACADEMY FOR DENTAL ASSISTANTS, INC., a Florida corporation ("Academy"), in favor of BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A., as agent ("Agent") for all Lenders party to the Credit Agreement described below.

                                 R E C I T A L S

     A. The Company, Agent and Lenders have entered into the Credit Agreement, pursuant to which, among other things, Agent and the Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to restructure certain loans and other financial accommodations to the Company.

     B. The Company and the Junior Creditors have entered into the Note Purchase Agreement, pursuant to which, among other things, each Junior Creditor is extending credit to the Company as evidenced by the Junior Notes.

     C. As an inducement to and as one of the conditions precedent to the agreement of Lenders to consent to the transactions contemplated by the Note Purchase Agreement, Lenders have required the execution and delivery of this Agreement by the Junior Creditors, the Company and the Subsidiaries.

     NOW, THEREFORE, in order to induce Agent and Lenders to consent to the transactions contemplated by the Note Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings in this Agreement:

     Credit Agreement shall mean that certain Second Amended and Restated Credit Agreement of even date herewith by and among the Company, Agent and the financial institutions party thereto as Lenders, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

     Enforcement Action means any action to enforce or attempt to enforce any right or remedy available to any of the Junior Creditors to collect the Junior Debt, including any action or proceeding (a) to accelerate the maturity of, or demand as immediately due and payable, all or any part of the Junior Debt, or (b) to commence, continue or participate in any judicial, arbitral or other proceeding, or any collection, foreclosure or enforcement action of any kind, against the Company or any Subsidiary or any of the Company's or any Subsidiary's assets seeking, directly or indirectly, to enforce any rights or remedies, or to enforce any of the obligations incurred by the Company or any Subsidiary, under or in connection with the Junior Debt.

     Junior Debt shall mean all of the obligations of the Company to the Junior Creditors evidenced by the Junior Notes and all other amounts now or hereafter owed by the Company to any Junior Creditor under any of the Junior Debt Documents.

     Junior Debt Documents shall mean the Junior Notes, the Note Purchase Agreement and any other loan document pertaining to Junior Debt; provided, however, the term "Junior Debt Documents" shall not include any "Warrants" (as such term is defined in the Note Purchase Agreement).

     Junior Notes shall mean, collectively: (i) that certain Convertible Promissory Note of even date herewith in the principal amount of $500,000.00 made by Company to the order of Heller, (ii) that certain Convertible Promissory Note of even date herewith in the principal amount of $500,000.00 made by Company to the order of Midwest and (iii) that certain Convertible Promissory Note of even date herewith in the principal amount of $700,000.00 made by Company to the order of Usdan, in each instance as the same may be amended, substituted, supplemented or otherwise modified from time to time as permitted hereunder.

     Loan Documents shall have the meaning specified in the Credit Agreement.

     Note Purchase Agreement shall mean that certain Senior Subordinated Note and Warrant Purchase Agreement of even date herewith by and among the Company and each of the Junior Creditors, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

     Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

     Reorganization Subordinated Securities shall mean (a) any equity securities issued in substitution of all or any portion of the Junior Debt that are subordinated in right of payment to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior
     Debt), and (b) any notes or other debt securities issued in substitution of all or any portion of the Junior Debt that are subordinated to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt) to the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement.

     Senior Creditor shall mean the Agent and any party to the Credit Agreement as a Lender.

     Senior Debt shall mean: (a) all principal, interest, fees, reimbursements, indemnifications and other amounts now or hereafter owed by the Company to Senior Creditors under the Credit Agreement and other Loan Documents and
     (b) any increases, extensions and rearrangements of the foregoing obligations under any amendments, supplements and other modifications of the documents and agreements creating the foregoing obligations to the extent permitted under Section 3 hereof; provided, however, that in no event shall the principal amount of the Senior Debt exceed the sum of the aggregate principal amount of Senior Debt outstanding on the date hereof plus $2,000,000, reduced by the amount of any repayments and prepayments thereof (it being understood that no amounts expended by any Senior Creditor to preserve the value of, or otherwise protect, the Collateral, shall be subject to, or included within, the foregoing limitations).

     Subsidiaries shall mean, collectively, Academy, Castle West, Castle Florida, Castle Tennessee, Castle Texas, Dentcor, CDC, Holdings and any other Person now or hereafter guaranteeing payment or performance of the Junior Debt. Each of the Subsidiaries may be referred to individually as a Subsidiary.

     2. Subordination.

          2.1 Subordination of Junior Debt to Senior Debt. The Company and each Subsidiary covenants and agrees, and each Junior Creditor by its acceptance of a Junior Note (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that unless and until the Senior Debt shall have been irrevocably paid in full, the payment and performance of the Junior Debt is hereby made expressly subordinate and junior in right of payment and performance to the prior payment and performance of all obligations and liabilities under the Senior Debt to the extent and in the manner set forth in this Section 2. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and whether such holder holds any Senior Debt as of the date hereof or later becomes a holder by means of assignment or otherwise, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

          2.2 Proceedings. In the event of any Proceeding involving the Company,
     (a) all Senior Debt first shall be paid in full before any payment of or with respect to the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities); and (b) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Credit Agreement) until all Senior Debt is irrevocably paid in full, and each Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions.

          In the event of any Proceeding involving any Subsidiary, (a) all payments or distributions in such Proceeding shall be applied to Senior Debt before any payment of or with respect to the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities); and
     (b) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities) in such Proceeding, shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Credit Agreement) until all Senior Debt is irrevocably paid in full, and each Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions.

          2.3 Limitation on Payments.

          (a) Neither the Company nor any Subsidiary may make, and no Junior Creditor may receive, any payment or prepayment of any sum with respect to the Junior Debt (other than reimbursement of actual and reasonable out-of-pocket costs and expenses not to exceed, with respect to periods prior to the Closing Date, $50,000) until all of the Senior Debt shall have been irrevocably paid in full.

          (b) The provisions of this subsection 2.3 shall not apply to any payment with respect to which subsection 2.2 would be applicable.

          2.4 Subordination of Liens and Guarantees. The Junior Creditors will not create, assume, or suffer to exist any lien, security interest, guaranty, or assignment of collateral securing or guaranteeing the repayment of the Junior Debt. Any judgment lien, and any other lien, security interest, guaranty or assignment existing in violation of the foregoing shall be fully subordinate to any lien, security interest, guaranty or assignment in favor of the Senior Creditors which secures any of the Senior Debt, and the Junior Creditors, the Company and the Subsidiaries shall immediately take any and all steps necessary to effect the release of any such lien, security interest, assignment or collateral or the termination of any such guaranty.

          2.5 Restriction on Action by the Junior Creditors.

          (a) Until the Senior Debt is paid in full, no Junior Creditor shall, without the prior written consent of the Senior Lenders, take any Enforcement Action with respect to the Junior Debt, except as permitted in the following sentence. Upon the earlier to occur of:

               (i) acceleration of the Senior Debt; or

               (ii) commencement of a Proceeding with respect to the Company;

     the Junior Creditors may accelerate the Junior Debt or take any other Enforcement Action; provided, however, that if following the acceleration of the Senior Debt, such acceleration is rescinded, then all Enforcement Actions taken by the Junior Creditors shall likewise be rescinded if such Enforcement Action is based solely on such acceleration.

          (b) Until the Senior Debt is irrevocably paid in full and notwithstanding anything contained in the Junior Debt Documents, the Credit Agreement or any of the other Loan Documents to the contrary, no Junior Creditor shall, without the prior written consent of Agent (which consent may be withheld in the Agent's sole discretion), agree to any amendment, modification or supplement to the Junior Debt Documents, or make any increases, extensions, rearrangements, amendments, supplements, or other modifications to the Junior Debt, the effect of which is to (i) increase the maximum principal amount of the Junior Debt or rate of interest on any of the Junior Debt, (ii) accelerate or shorten the dates upon which payments of principal or interest on the Junior Debt are due, (iii) change in a manner adverse to Company or any Subsidiary, or add, any event of default or any covenant with respect to the Junior Debt, (iv) change any put, redemption or prepayment provisions of the Junior Debt, or (v) alter the subordination provisions with respect to the Junior Debt, including, without limitation, subordinating the Junior Debt to any other debt.

          (c) Notwithstanding anything herein to the contrary, (i) the Junior Creditors may file proofs of claim against the Company in any Proceeding involving the Company, (ii) the Junior Creditors may at any time and from time to time convert all or any portion of the Junior Notes into common stock of the Company in accordance with the terms thereof and (iii) the Junior Creditors may accrue interest at the default rate specified in the Note Purchase Agreement, or otherwise give notices or file suits, actions or proceedings, and the Company may agree to tolling agreements, to prevent the running of the relevant statute of limitations, but no Junior Creditor may receive any property or payment on account of any such suit, action or proceeding until the Senior Debt has been irrevocably paid in full.

          2.6 Incorrect Payments. If any payment or distribution on account of the Junior Debt not permitted to be made by the Company or any Subsidiary or received by a Junior Creditor under this Agreement is received by such Junior Creditor before all outstanding Senior Debt has been irrevocably paid in full, such payment or distribution shall not be commingled with any asset of such Junior Creditor, shall be held in trust by such Junior Creditor for the benefit of Lenders and shall be immediately paid over to Agent, or its designated representative, in the form received (together with any necessary endorsements) for application (in accordance with the Credit Agreement) to the Senior Debt until all outstanding Senior Debt has been irrevocably paid in full.

     2.7 Sale, Transfer, etc. No Junior Creditor shall sell, assign or otherwise transfer all or any portion of the Junior Debt or any Junior Debt Document unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Creditors arising under this Agreement. Any failure to execute or deliver any such agreement shall make any attempted sale, assignment or other transfer of any portion of the Junior Debt or any Junior Debt Document void ab initio. The subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of such Junior Creditor, as provided in
Section 10 below.

     2.8 Legends. The Junior Creditors shall cause all Junior Debt to be evidenced by a note, debenture, instrument, or other writing evidencing the Junior Debt and will inscribe a statement or legend thereon to the effect that such note, debenture, instrument, or other writing is subordinated to the Senior Debt in favor of the Senior Creditors in the manner and to the extent set forth in this Agreement.

     3. Modifications to Senior Debt. This is an irrevocable agreement of subordination and the Senior Creditors may, without notice to any of the parties hereto and without impairing or releasing the obligations of the Company, any Subsidiary and the Junior Creditors hereunder, (a) create Senior Debt by extending credit under the Credit Agreement; (b) change the terms of or increase the amount of the Senior Debt by increasing, extending, rearranging, amending, supplementing, or otherwise modifying any of the Loan Documents or other instruments or agreements creating Senior Debt; (c) sell, exchange, release, or otherwise deal with any collateral securing any Senior Debt; (d) release anyone, including the Company, any Subsidiary or any guarantor, liable in any manner for the payment or collection of any Senior Debt; (e) exercise or refrain from exercising any rights against the Company or any Subsidiary or any other Person; and (f) apply any sums received by any of the Senior Creditors, from whatever source, to the payment of the Senior Debt; provided, however, that neither Agent nor any of the Lenders shall (a) increase the Senior Debt to an amount greater than the sum of the aggregate principal amount of Senior Debt outstanding on the date hereof plus $2,000,000, reduced by the amount of any repayments and prepayments thereof (it being understood that no amounts expended by any Senior Creditor to preserve the value of, or otherwise protect, the Collateral, shall be subject to, or included within, the foregoing limitations), (b) increase the interest rate with respect to the Senior Debt by more than three hundred (300) basis points from any interest rate specified in the Credit Agreement as in effect on the date hereof, or (c) extend the final maturity of the Senior Debt to a date later than June 30, 2007.

     4. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Creditors, the

Company, the Subsidiaries, Agent and Lenders arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Credit Agreement, any of the other Loan Documents or any of the Junior Debt Documents, in each instance, to the extent permitted herein; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Junior Debt or any of the instruments or documents referred to in clause (a) above. The Junior Creditors and each other holder of Junior Debt hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

     5. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Agent or Lenders hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Credit Agreement or the other Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Agent or Lenders, from time to time, concurrently or independently and as often and in such order as Agent or Lenders may deem expedient. Any failure or delay on the part of Agent or Lenders in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Agent or Lenders thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Agent or Lenders hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

     6. Modification. Any amendment, modification or waiver of any provision of this Agreement shall not be effective in any event unless the same is in writing and signed by Agent, Company, the Subsidiaries and each Junior Creditor and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose given.

     7. Additional Documents and Actions. The Company, each Subsidiary and the Junior Creditors at any time, and from time to time, after the execution and delivery of this Agreement, will execute and deliver such further documents as Agent reasonably may request that may be necessary in order to confirm the subordination effected herein.

     8. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 1:00 p.m. (Central time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) Business Days after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after deposit in the United States mail, postage prepaid and properly addressed.

     Notices shall be addressed as follows:

     (a)      If to Agent:

              Bank of America, N.A.
              901 Main Street, 11th Floor
              Dallas, Texas 75202-3714
              Attention: Mark Henze
              Telecopy:         214.209.3444

     (b)      If to Heller:

              HELLER FINANCIAL, INC.
              c/o Heller Healthcare Financial Services
              500 West Monroe Street
              Chicago, Illinois  60661
              Attention:  Michael Sznajder
              Telecopy: 312.441.7598

              With a copy to:

              HELLER FINANCIAL, INC.
              c/o Heller Healthcare Financial Services
              2 Wisconsin Circle, 4th Floor
              Chevy Chase, Maryland 20815
              Attention:  Katherine R. Lofft, Esq.
              Telecopy:  301.664.9866

     (c)      If to Midwest:

              Midwest Mezzanine Fund II, L.P.
              208 South LaSalle Street, 10th floor
              Chicago, Illinois 60604-1003
              Attention: J. Allan Kayler
              Telecopy: 312.553.6647

              and

              Foley & Lardner
              Three First National Plaza, Suite 4100
              Chicago, Illinois 60602
              Attention: Van E. Holkeboer, Esq.
              Telecopy:  312.558.3310

     (d)      If to Usdan:

              James M. Usdan
              c/o Castle Dental Centers, Inc.
              3701 Kirby Drive, Suite 550
              Houston, Texas  77098
              Attention: James Usdan
              Telecopy: 713.490.8420

              and

              Porter & Hedges, LLP
              700 Louisiana, 35th floor
              Houston, Texas 77002
              Attention: Robert G. Reedy, Esq.
              Telecopy: 713.226.0274

     (e)      If to  the Company or any Subsidiary:

              c/o Castle Dental Centers, Inc.
              3701 Kirby Drive, Suite 550
              Houston, Texas  77098
              Attention: James Usdan
              Telecopy: 713.490.8420

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

     9. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

     10. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their successors and assigns.

     11. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

     12. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of the Junior Creditors, Agent and Lenders and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Company or the Subsidiaries.

     13. Subrogation. Subject to the irrevocable payment in full of all Senior Debt, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Junior Debt shall have been applied pursuant to this Agreement to the payment of Senior Debt, then and in each such event, the holders of the Junior Debt shall be subrogated to the rights of each holder of Senior Debt to receive any further payment or distribution in respect of or applicable to the Senior Debt; and, for the purposes of such subrogation, no payment or distribution to the holders of Senior Debt of any cash, property or securities to which any holder of Junior Debt would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Debt by the holders of the Junior Debt shall, as between Company and the Subsidiaries, their creditors other than the holders of the Senior Debt and the holders of Junior Debt, be deemed to be a payment by the Company or the Subsidiaries to or on account of Senior Debt.

     14. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

     15. Termination. Except for Sections 17, 18 and 19 hereof, this Agreement shall terminate upon the irrevocable payment in full of all of the Senior Debt.

     16. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Texas, without regard to conflicts of law principles.

     17. WAIVER OF JURY TRIAL. THE JUNIOR CREDITORS, THE COMPANY, THE SUBSIDARIES AND AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE JUNIOR DEBT DOCUMENTS. THE JUNIOR CREDITORS, THE COMPANY, THE SUBSIDIARIES AND AGENT ACKNOWLEDGE THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE JUNIOR CREDITORS, THE COMPANY, THE SUBSIDIARIES AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     18. Enforcement. The Senior Creditors are hereby authorized to setoff and apply any obligations owed by the Senior Creditors to the Company or a Subsidiary against any obligations of the Company or a Subsidiary under this Agreement. The provisions of this paragraph shall survive termination of this Agreement.

     19. Reinstatement. The obligations of Junior Creditors under this Agreement shall continue to be effective, or be reinstated after irrevocable payment in full of the Senior Debt, as the case may be, if at any time any payment (an "Invalidated Senior Payment") in respect of the Senior Debt is rescinded or otherwise restored or returned by a Senior Creditor to the Company or any Subsidiary by reason of any Proceedings, all as though such Invalidated Senior Payment had not been made. To the extent the Junior Creditors have received any payments with respect to the Junior Debt on or subsequent to the date of the receipt by the Senior Creditors of such Invalidated Senior Payment and such payments received by the Junior Creditors have not been rescinded or otherwise restored or returned by the Senior Creditors to the Company or any Subsidiary or paid over to the Senior Creditors, the Junior Creditors hereby agree to pay over to the Senior Creditors the amount of such payments so received by the Junior Creditors on or subsequent to such date to the extent necessary to restore to the Senior Creditors the amount of the Invalidated Senior Payment.

     20. Termination of Prior Subordination Agreement. The parties hereto acknowledge and agree that, upon the execution, delivery and effectiveness of this Agreement, that certain Subordination and Intercreditor Agreement dated as of January 31, 2000 by and among the Company, Agent, Heller, Midwest and the Persons party thereto as "Guarantors" is terminated and shall be of no further force or effect.

THIS WRITTEN AGREEMENT AND THE RELATED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

     IN WITNESS WHEREOF, each Junior Creditor, the Company and the Subsidiaries have caused this Agreement to be executed in favor of the Agent for all the Lenders as of the date first above written.

COMPANY:                                        AGENT:
-------                                         -----

CASTLE DENTAL CENTERS, INC.,                    BANK OF AMERICA, N.A.,
a Delaware corporation                          a national banking association

By:      _______________________________        By:      _______________________________
Name:    _______________________________        Name:    _______________________________
Title:   _______________________________        Title:   _______________________________

                                                SUBSIDIARIES:
JUNIOR CREDITORS:
                                                Academy for Dental Assistants, Inc.,
MIDWEST MEZZANINE FUND II, L.P.,                a Florida corporation;
a Delaware limited partnership                  Castle Dental Centers Of California,
                                                L.L.C., a Delaware limited liability
By:  ABN AMRO Mezzanine Management II,          company;
     L.P., its general partner                  Castle Texas Holdings, Inc.,
                                                a Delaware corporation;
By:  ABN AMRO Mezzanine Management II,          Castle Dental Centers Of Texas, Inc.,
     Inc., its general partner                  a Texas corporation and successor by
                                                merger to Dental World, Inc., a Texas
By:      _______________________________        corporation, and Castle Dental centers
Name:    J. Allan Kayler                        of Austin, Inc., a Texas corporation;
Title:   Senior Vice President                  CDC Of California, Inc.,
         corporation; and                       a Delaware corporation;
                                                Castle Dental Centers Of Florida, Inc.,
HELLER FINANCIAL, INC.,                         a Florida corporation;
a Delaware corporation                          Castle Dental Centers Of Tennessee, Inc.,
                                                a Tennessee corporation; and
                                                Dentcor, Inc.,
By:      _______________________________        a Florida corporation
Name:    _______________________________
Title:   _______________________________        By: ____________________________________
                                                Name: __________________________________
                                                Title: _________________________________
JAMES M. USDAN, an individual


By:      _______________________________
Name:    James M. Usdan